UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14(A) INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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LiveRamp Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND 2021 PROXY STATEMENT

www.virtualshareholdermeeting.com/RAMP2021
Tuesday, August 10, 2021 – 11:30 a.m. PDT

Notice of Annual Meeting of Stockholders

225 Bush Street, 17th Floor

San Francisco, CA 94104

866-352-3267

www.LiveRamp.com

Please join us for the 2021 Annual Meeting of Stockholders of LiveRamp Holdings, Inc. (the “Company”). The meeting will be held on August 10, 2021, at 11:30 a.m. PDT. Due to the continued public health impact of the COVID-19 outbreak, and to support the health and well-being of our stockholders and other meeting participants, our Annual Meeting of Stockholders (the “2021 Annual Meeting”) will be held in a virtual meeting format setting only. You may attend, vote and submit questions during the 2021 Annual Meeting via the Internet at www.virtualshareholdermeeting.com/RAMP2021.

The meeting will be held for the following purposes:

1.	To elect as directors the three nominees named in the attached Proxy Statement for a three-year term expiring in 2024;
2.	To approve the amendment and restatement of the LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”);
3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	To ratify the selection of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2022; and
5.	To transact any other business that may properly come before the 2021 Annual Meeting or any postponement or adjournment thereof.

Only holders of the Company’s common stock of record at the close of business on June 14, 2021 are entitled to notice of and to vote during the 2021 Annual Meeting or any postponement or adjournment thereof. Details regarding the business to be conducted during the 2021 Annual Meeting are more fully described in the accompanying Proxy Statement.

As in previous years, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials electronically over the Internet. As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our stockholders. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials. This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

By Order of the Board of Directors

Catherine L. Hughes

Corporate Governance Officer & Secretary

June 25, 2021

WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY. PRIOR TO THE 2021 ANNUAL MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 10, 2021:

The Company’s Proxy Statement and Annual Report on Form 10-K for fiscal year 2021 are available electronically at

https://investors.liveramp.com/financial-information and www.proxyvote.com.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement

Proxy Statement

225 Bush Street, 17th Floor

San Francisco, CA 94104

866-352-3267

www.LiveRamp.com

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors of LiveRamp Holdings, Inc., a Delaware corporation (the “Company” or “LiveRamp”), to be used at its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to be held on August 10, 2021, at 11:30 a.m. PDT via the Internet at www.virtualshareholdermeeting.com/RAMP2021, and at any postponement or adjournment thereof. The Proxy Statement is being furnished to stockholders beginning on June 25, 2021. As a stockholder, you are invited to attend the 2021 Annual Meeting virtually via the Internet. You are entitled and requested to vote on the proposals described in the Proxy Statement. Please read the Proxy Statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning your voting instruction form or proxy card.

Shares represented by properly executed proxies will be voted during the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. If no choice is specified by a stockholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of LiveRamp’s Board of Directors.

Questions and Answers about the Proxy Materials and the 2021 Annual Meeting

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:

Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about June 25, 2021, the Company sent a notice of Internet availability of proxy materials to the Company’s stockholders of record and beneficial owners, except for stockholders who have requested otherwise. All stockholders will have the ability to access the proxy materials on the website referred to in the notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis. The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

Q:	Who can vote at the 2021 Annual Meeting?
A:

Holders of record of LiveRamp common stock at the close of business on June 14, 2021 (the record date for the 2021 Annual Meeting) are entitled to vote their shares of common stock owned as of that date at the 2021 Annual Meeting or any postponement or adjournment thereof. On the record date for the 2021 Annual Meeting, there were 68,330,211 shares of the Company’s common stock outstanding and entitled to vote. A list of our stockholders will be available for review at our office at 301 Main Street, 2nd Floor, Little Rock, AR 72201 for at least 10 days prior to the 2021 Annual Meeting.

Q:	How many shares may I vote?
A:

You may vote all of the shares of LiveRamp common stock you held as of the record date, June 14, 2021, including shares held directly in your name as the stockholder of record, shares held for you as the beneficial owner in street name through a stockbroker or bank, and shares purchased through LiveRamp’s 401(k) Retirement Savings Plan and/or employee stock purchase plan.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    1

Q:	How can I attend the 2021 Annual Meeting?
A:

You may attend the 2021 Annual Meeting virtually via the Internet. The meeting will be held on August 10, 2021, at 11:30 a.m. PDT. To attend virtually, log on to www.virtualshareholdermeeting.com/RAMP2021. While all LiveRamp stockholders will be permitted to listen online to the 2021 Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the record date, June 14, 2021, may vote and ask questions during the meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/RAMP2021 and will need the control number included on your notice of Internet availability of the proxy materials, voting instruction form or proxy card. Broadridge Financial Solutions, Inc. is hosting the webcast of the 2021 Annual Meeting. Broadridge will have technicians ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call Broadridge’s technical support number that will be posted on the virtual meeting platform log-in page.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Beneficial owners. Most LiveRamp stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

Stockholders of record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the “stockholder of record” with respect to those shares, and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a proxy card, has been sent directly to you by LiveRamp.

Q:	How can I vote my shares?
A:	There are four ways to vote:

•

By Internet. You can submit a proxy over the Internet to vote your shares by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form accompanying the proxy materials you received.

•

By telephone. You can submit a proxy over the telephone following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•	By mail. You can submit a proxy by mail to vote your shares by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received.

•

During the meeting. If you are a stockholder of record or a beneficial owner as of the June 14, 2021 record date, you may vote virtually via the Internet during the 2021 Annual Meeting. If you desire to vote virtually via the Internet at the meeting, please follow the instructions for attending and voting during the 2021 Annual Meeting posted at www.virtualshareholdermeeting.com/RAMP2021. All votes must be received by the independent inspector of election before the polls close during the meeting.

Q:	How do I vote if I hold my shares as a participant in LiveRamp’s 401(k) Retirement Savings Plan?
A:

If you hold shares as a participant in LiveRamp’s 401(k) Retirement Savings Plan, you can vote your shares by Internet, telephone or mail by following the instructions provided in the voting instruction form accompanying the proxy materials you received. Your completed voting instructions, whether submitted by Internet, by telephone or by mail, must be received by 8:59 p.m. PDT on August 5, 2021 in order to allow sufficient time for your vote to be tabulated by the plan’s trustee. You also may revoke or change your voting instruction at any time prior to the cut-off time. Due to the tabulation requirements of the plan administrator, participants in LiveRamp’s 401(k) Retirement Savings Plan may not vote their shares during the meeting.

Q:	Can I change my vote?
A:

Any stockholder executing a proxy retains the right to revoke it at any time prior to the final vote at the 2021 Annual Meeting, except that participants in LiveRamp’s 401(k) Retirement Savings Plan may not revoke or change their voting instructions after 8:59 p.m. PDT on August 5, 2021. You may revoke your proxy and vote again by

Questions and Answers about the Proxy Materials and the 2021 Annual Meeting

(i) delivering a notice of revocation or delivering a later-dated proxy to LiveRamp’s Corporate Secretary at LiveRamp Holdings, Inc., 301 Main Street, 2nd Floor, Little Rock, AR 72201; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting virtually via the Internet, during the 2021 Annual Meeting. However, your attendance during the 2021 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder’s last vote is the vote that will be counted.

Q:	Who will count the votes?
A:	A representative of Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:

If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner should sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:	What is the quorum requirement for the 2021 Annual Meeting?
A:

The presence virtually via the Internet or by proxy of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2021 Annual Meeting. If a quorum is established, each holder of common stock shall be entitled to one vote on each of the matters presented at the 2021 Annual Meeting for each share of common stock outstanding in his or her name on the record date.

Q:	What items of business will be presented at the 2021 Annual Meeting?
A:	The following matters will be presented for stockholder consideration and voting at the 2021 Annual Meeting:

1.	The election of three director nominees named in this Proxy Statement for a three-year term expiring in 2024;

2.	The approval of the amendment and restatement of the ESPP;

3.	An advisory vote on the compensation of our named executive officers; and

4.	The ratification of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2022.

Q:	What vote is required to pass each item of business?
A:	The stockholder vote required to approve each proposal is set forth below:

Proposal	Votes Required for Approval
1. Election of directors	Majority of votes cast for each nominee*
2. Approval of the amendment and restatement of the ESPP	Majority of votes cast*
3. Advisory vote to approve executive compensation	Majority of votes cast*
4. Ratification of auditors	Majority of votes cast*

*	A majority of votes cast means that the number of votes cast “for” a director nominee’s election or a proposal must exceed the number of votes cast “against” it.

Director Resignation Policy. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected, and the Board of Directors has established procedures under which any incumbent director who fails to receive a majority of the votes cast in his or her election will tender his or her resignation to the Board. The Board will act upon a tendered resignation within 90 days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    3

Q:	How are proxies voted?
A:

All shares represented by valid proxies will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q:	What happens if I do not give specific voting instructions?
A:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2021 Annual Meeting.

Beneficial owners. If you are a beneficial owner of shares held in street name and do not vote at the 2021 Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	Which items of business are considered “routine” and “non-routine”?
A:

The election of directors (Proposal No. 1), approval of the amendment and restatement of the ESPP (Proposal No. 2) and the advisory vote regarding the Company’s executive compensation (Proposal No. 3) are considered non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner. Consequently, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of KPMG LLP (Proposal No. 4) is considered a routine matter, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to this proposal.

Q:	How are broker non-votes and abstentions treated?
A:

Broker non-votes and abstentions (which occur when a stockholder chooses to abstain from voting on a proposal) are counted for purposes of determining whether a quorum is present. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Proposal	Broker Non-Votes	Abstentions
1. Election of directors	No effect	No effect
2. Approval of the amendment and restatement of the ESPP	No effect	No effect
3. Advisory vote on executive compensation	No effect	No effect
4. Ratification of auditor	Not applicable	No effect

Q:	Who can help answer my questions?
A:

If you have any questions about the 2021 Annual Meeting or how to vote your shares, please contact The Proxy Advisory Group, LLC, which has been retained to assist us in the distribution and solicitation of proxies, by mail or by telephone at:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

212-616-2181

Election of Directors (Proposal No. 1 of the Proxy Card)

The number of members of the LiveRamp Board of Directors (“Board”) is currently set at ten and may be fixed from time to time by the Board in the manner provided in the Company’s bylaws. Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of four current directors, John L. Battelle, William J. Henderson, Omar Tawakol and Debora B. Tomlin, expire at the 2021 Annual Meeting.

On February 4, 2021, Mr. Henderson informed the Board of his intention not to stand for re-election at the 2021 Annual Meeting. He will continue to serve for the remainder of his current term which ends on the date of the 2021 Annual Meeting. We acknowledge with gratitude Mr. Henderson’s twenty years of service on the Board and his many contributions to the Company and its management team. The Board expects to vote to reduce its size from ten to nine members effective as of Mr. Henderson’s departure on the date of the 2021 Annual Meeting.

Upon the recommendation of the Governance/Nominating Committee of the Board (the “GNC”), the Board has nominated Mr. Battelle, Mr. Tawakol and Ms. Tomlin to stand for election as directors at the 2021 Annual Meeting. Each of the current Board nominees, with the exception of Mr. Tawakol, was elected at the 2018 Annual Meeting of Stockholders. Based on a recommendation from the GNC, the Board appointed Mr. Tawakol to the Board on April 23, 2021. Prior to his appointment, Mr. Tawakol was recommended to the GNC as a potential Board candidate by the Company’s CEO.

Unless otherwise directed, the individuals named in the accompanying form of proxy will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Board expects that each of the nominees will be available for election but, in the event that any of them is not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

In considering potential nominees for service on the LiveRamp Board, the GNC strives to identify individuals who are the best possible candidates to serve. Candidates are selected on the basis of their breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business and our business environment, and willingness to devote adequate time to Board duties. Board members are expected to have the highest personal and professional ethics, integrity and values, and to be committed to representing the long-term interests of the Company and its stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom, mature judgment, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of LiveRamp, its strategy, and its principal operations.

The GNC and Board seek candidates who demonstrate a willingness to evaluate management’s performance objectively and who have no activities or interests that could conflict with their responsibilities to LiveRamp. The GNC annually assesses the appropriate balance of skills and characteristics that are desired for the Board, and together with the full Board, strives to create a diversified membership. With respect to vacancies on the Board, the GNC believes that it is of paramount importance to seek qualified candidates who will provide more gender and ethnic diversity to the Board.

In connection with each nominee recommendation, the GNC considers the issue of continuing director tenure and attempts to ensure that the Board maintains an openness to new ideas and a willingness to critically examine the status quo. The Board does not believe that there should be term or age limits for directors. While such limits could help ensure that there are fresh ideas and viewpoints available to the Board, term and age limits nevertheless have the disadvantage of forcing the loss of the considerable contributions of those directors who have developed, over a period of time, a deep understanding of the Company and its operations and who are thus able to make increasingly valuable contributions to the Board. In addition, due to their familiarity with the Company, longer-term directors may not need to devote as much time to effectively executing their responsibilities as shorter-tenured Board members who may need to spend more time becoming familiar with the business of the Company and the industry within which it operates. In lieu of term or age limits, the GNC, as part of its annual board evaluation process, assesses each sitting director’s potential continuing contributions to the Board based upon the results of annual individual peer-to-peer reviews.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    5

Nominees and Continuing Directors

Set forth below is biographical information for each nominee standing for election at the 2021 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the 2021 Annual Meeting. The following descriptions also outline each person’s background and qualifications that qualify him or her to serve on the Company’s Board.

Nominees for Director with Terms Expiring in 2024

Mr. Battelle is an entrepreneur, journalist, professor and author who has founded or co-founded various online, conference, magazine and other media businesses. He is the co-founder and serves as CEO of Recount Media Inc., a NY-based media platform, and as chair of the board of directors of Sovrn Holdings, Inc., a programmatic advertising and publisher platform that connects publishers with monetization solutions. He is also an Adjunct Professor and Senior Research Scholar at Columbia University. Previously, he was the founder/executive chair and CEO of NewCo Platform, Inc., a disruptive conference and media platform. In 2005, Mr. Battelle founded the Internet media company Federated Media Publishing, where he served as chairman and CEO until its sale to LIN Media in 2014. He founded and served as executive producer of the Web 2 Summit and maintains Searchblog, an ongoing daily site which covers the intersection of media, technology and culture. From 2001–2004 he occupied the Bloomberg chair in Business Journalism for the Graduate School of Journalism at the University of California, Berkeley. He was the founder and served from 1997–2001 as chairman and CEO of Standard Media International (SMI) and as publisher of The Industry Standard and TheStandard.com. Prior to that, he was a co-founding editor of Wired magazine and Wired Ventures. Mr. Battelle previously served on the board of directors of the Internet Advertising Bureau and was a founding board member of the Online Publishers Association. In 2005, he authored The Search: How Google and Its Rivals Rewrote the Rules of Business and Transformed Our Culture (Penguin/Portfolio), an international bestseller published in more than 25 languages. He is considered to be an expert in the field of media and technology, and has appeared on national and international news channels such as CBS, BBC, CNN, PBS, Discovery and CNBC. Honors and awards include: “Global Leader for Tomorrow” and “Young Global Leader” by the World Economic Forum in Davos, Switzerland; a finalist in the 2000 “Entrepreneur of the Year” competition by Ernst & Young; “Innovator – One of Ten Best Marketers in the Business” by Advertising Age; and one of the “Most Important People on The Web” by PCWorld. Mr. Battelle holds a bachelor’s degree in anthropology and a master’s degree in journalism from the University of California, Berkeley.

Skills and Qualifications

As an entrepreneur with an extensive background in digital publishing and digital advertising, Mr. Battelle provides the Board with a unique blend of media-related and digital experience that assists the Company in executing its growth strategy. In addition, his operational and advisory roles with various media businesses qualify him to serve on the Board.

John L. Battelle
Age 55 Director since 2012 Committees: GNC

Mr. Tawakol has served as vice president & general manager of Cisco Systems, Inc.’s (NASDAQ: CSCO) Webex Customer Experience business unit since 2019. In 2017 he founded and was CEO of Voicea, a company specializing in leveraging conversational artificial intelligence which was acquired by Cisco in 2019. Prior to founding Voicea, Mr. Tawakol was employed by Oracle Corporation (NYSE: ORCL) as senior vice president and general manager of Oracle America Inc.’s Data Cloud division. In 2007, he founded BlueKai, Inc., a leading data management platform for Fortune 100 marketers, and served as its CEO until BlueKai’s acquisition by Oracle in 2014. Prior roles include chief advertising officer and general manager of Medio Systems, Inc. (acquired by Nokia); and CEO of CoRelation (acquired by Audience Science). He currently serves on the advisory board of Decibel, a venture capital firm, and is a former director of PlaceIQ, a data and technology provider of marketing solutions based on location data. Mr. Tawakol holds a Bachelor of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology and two Master of Science degrees from Stanford University, one in Engineering and the other in Computer Science.

Skills and Qualifications

Mr. Tawakol’s experience within the data management and technology industries, as well as his management background, qualify him to serve as a member of our Board. In addition, his current position offers the Board unique perspectives and insights pertaining to customer experience.

Omar Tawakol
Age 52 Director since 2021 Committees: None

Election of Directors

Ms. Tomlin serves as a member of the board of directors of Weave, a privately held SaaS company offering a complete business toolbox for service-based companies. She was chief marketing officer and head of global communications of NortonLifeLock Inc. (NASDAQ: NLOK), formerly Symantec (NASDAQ: SYMC) until September 2020. Prior to joining Symantec, Ms. Tomlin served from 2012–2019 as EVP, chief marketing, distribution and customer officer for CSAA Insurance Group (“CSAA”), a major provider of AAA-branded insurance, leading all aspects of marketing, customer experience and data strategies. During her tenure at CSAA, she also led distribution and enterprise strategy. From 2007–2012, Ms. Tomlin held several senior leadership positions, including vice president of marketing, with Capital One Financial Corp. (NYSE: COF), where she headed commercial banking, retail marketing and sponsorships. She led Capital One’s regional marketing effort, leveraging the footprint and deep community roots of the bank’s local markets. Prior to that role, she led the marketing strategy for Capital One’s national small business credit cards. Before joining Capital One, Ms. Tomlin held the roles of senior marketing officer and head of corporate brand for USAA Insurance Company, where she designed and delivered industry-recognized programs in marketing and customer management. Prior to USAA, she held numerous marketing positions, including chief marketing officer at LOMA, an Atlanta-based international organization that provides consulting services for distribution, operational management, and education training for global financial services companies. Ms. Tomlin is a former member of the board of directors of the YMCA of San Francisco and the Amyotrophic Lateral Sclerosis (ALS) Society of Georgia. She is also active in numerous marketing organizations and has been repeatedly honored by the San Francisco Business Times as one of the Bay Area’s Most Influential Women in Business. Ms. Tomlin holds a bachelor’s degree in English from Siena College and a master’s degree in political science from North Carolina State University.

Skills and Qualifications

Ms. Tomlin’s prior experience as chief marketing officer and head of global communications of one of the world’s leading cyber security firms and as CMO of one of the country’s top insurance companies qualifies her to serve on our Board. In addition, her in-depth knowledge of two of the Company’s primary client industries, insurance and banking, offer opportunities for the LiveRamp Board to obtain insights into the Company’s strategies from a customer perspective.

Debora B. Tomlin
Age 52 Director since 2016 Committees: Audit/Finance, Compensation

Directors Whose Terms Expire in 2023

Mr. Cadogan is the chief executive officer of GoFundMe, the world’s largest fundraising platform. Prior to assuming this position in March 2020, he was chief executive officer of OpenX Technologies, Inc., a leading provider of digital advertising technology. Mr. Cadogan continues to serve OpenX as its chairman of the board. From 2003–2008 Mr. Cadogan served as senior vice president of Global Advertising Marketplaces at Yahoo! (NASDAQ: YHOO) where he oversaw the primary advertising product lines including display, search and video. Previously at Yahoo!, he was vice president of search where he was responsible for both the consumer search and the paid search businesses. Prior to joining Yahoo!, Mr. Cadogan was vice president of search at Overture (formerly GoTo.com), a consultant at The Boston Consulting Group, and a consultant at McKinsey & Company. He holds a BSc degree from The London School of Economics, an MPhil degree in international relations from Oxford University, and an MBA from Stanford University.

Skills and Qualifications

Mr. Cadogan’s qualifications to serve on the Board include his extensive experience in the fields of digital advertising and technology as well as his years of management experience. His 13 years as a chief executive officer qualify him to serve as chair of the Governance/Nominating Committee and provide extensive insight into managing complex business operations and overseeing business risk.

Timothy R. Cadogan
Age 50 Director since 2012 Committees: Compensation, GNC (Chair)

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Ms. Chow is the SVP, Strategic Execution & Operations of DocuSign, Inc (NASDAQ: DOCU), an agreement cloud company, where she is responsible for priority projects including the delivery, assessment, solution design, process and workflow optimization. From November 2013 to March 2021, she served as Chief Accounting Officer for DocuSign and was responsible for accounting, sales compensation, internal audit, tax and treasury. Prior to joining DocuSign in 2013, she served for five years as the VP, Worldwide Controller for Electronic Arts Inc. (NASDAQ: EA), a leading publisher of video games. Prior to that, she held VP and Corporate Controller positions at Restoration Hardware (NYSE: RH), a home furnishings retailer, and Thermage, Inc., a medical device manufacturer. Previously, she held leadership positions at Fair, Isaac & Company, Inc. (NYSE: FICO), Calypte Biomedical Corporation and Nextel Communications. Ms. Chow started her career at Arthur Andersen & Co., a public accounting partnership, where she served various clients in the audit and financial services consulting practices. Ms. Chow holds a bachelor of science degree in accounting from Lehigh University. She is a certified public accountant (inactive) in the State of California.

Skills and Qualifications

Ms. Chow’s extensive background in financial management and accounting, tax, treasury and internal audit functions qualifies her to serve on the Board and as chair of the Company’s Audit/Finance Committee. Based on her experience and expertise, Ms. Chow is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Vivian Chow
Age 54 Director since 2020 Committees: Audit/Finance (Chair), Executive

Mr. Howe joined the Company in 2011 as its Chief Executive Officer and President. Prior to joining the Company, he served as corporate vice president of Microsoft Advertising Business Group from 2007–2010. In this role, he managed a multi-billion-dollar business encompassing all emerging businesses related to online advertising, including search, display, ad networks, in-game, mobile, digital cable and a variety of enterprise software applications. Mr. Howe was employed from 1999–2007 as an executive and later as a corporate officer at aQuantive, Inc. where he managed three lines of business, including Avenue A | Razorfish (a leading Seattle-based global consultancy in digital marketing and technology), DRIVE Performance Media (now Microsoft Media Network), and Atlas International (an adserving technology now owned by Facebook). Earlier in his career, he was with The Boston Consulting Group and Kidder, Peabody & Company, Inc. He previously served on the boards of Blue Nile, Inc., a leading online retailer of diamonds and fine jewelry, and the Internet Advertising Bureau (IAB). He is a magna cum laude graduate of Princeton University, where he earned a degree in economics, and he holds an MBA from Harvard University.

Skills and Qualifications

The Board believes it is important for LiveRamp’s chief executive officer to serve as a member of the Board, as the CEO is in a unique position to understand the challenges and issues facing the Company. Among Mr. Howe’s qualifications are his demonstrated leadership skills and his prior work experience, including over a decade of corporate leadership in the digital advertising industry, which qualify him to serve both as CEO and as a director.

Scott E. Howe
Age 53 Director since 2011 Committees: Executive (Chair)

Election of Directors

Directors Whose Terms Expire in 2022

Since 2001, Mr. Fox has been an independent consultant. From 2000–2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider, where he was responsible for the overall financial services and operations of the company. From 1998–2000, Mr. Fox was chief financial officer and a member of the board of directors of Wall Data, a developer of enterprise software products and associated application tools, where he was responsible for the company’s finances, operations, and human resources activities. Previously, Mr. Fox spent 28 years at EY, a global accounting firm, last serving as managing partner of EY’s Seattle office from 1995–1997. He currently serves on the board of directors of Pinnacle West Capital Corporation (NYSE: PNW), an investor-owned electric utility holding company based in Arizona; Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home service plans; and Univar Inc. (NYSE: UNVR), an international chemical distributor. Previously, he served on the boards of ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of residential and commercial services; Pendrell Corporation (NASDAQ: PCO), an intellectual property investment and advisory firm; Flow International (NASDAQ: FLOW), a machine tool manufacturer; Shurgard Self Storage until its merger with Public Storage in 2006; aQuantive, Inc. until it was acquired by Microsoft in 2007; Orbitz Worldwide until 2011; and PopCap until it was acquired by Electronic Arts in 2011. He previously was a member of the Board of Visitors of the Fuqua School of Business at Duke University and was a director of Premera Blue Cross and HonorHealth, an Arizona Hospital System. Mr. Fox holds a bachelor’s degree in business administration from Ohio University and an MBA from the Fuqua School of Business at Duke University, where he was a Fuqua Scholar. He is a certified public accountant in the State of Washington.

Skills and Qualifications

Mr. Fox’s financial, accounting and management expertise qualifies him to serve on our Board and as a member of the Audit/Finance Committee. Based on his experience and expertise, Mr. Fox is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Richard P. Fox
Age 73 Director since 2012 Committees: Audit/Finance

Mr. Kokich, the Non-Executive Chairman of the Board, is currently working as a consultant. He served as executive chairman of the board of directors of Marchex, Inc. (NASDAQ: MCHX), a mobile and online advertising company based in Seattle, from 2015–2016 and as chief strategy officer of Marchex from 2013–2015. For the prior 14 years Mr. Kokich was an executive at Razorfish, a leading Seattle-based global consultancy in digital marketing and technology, serving most recently as chairman of the board. Prior to joining Razorfish, he was CEO of Calla Bay, Inc. and was previously director of sales and marketing for a division of McCaw Cellular Communications. In his early career he spent 12 years in traditional advertising, including the position of executive vice president/managing director for Cole & Weber, a division of Ogilvy & Mather. He is a director of Power Digital Marketing, a full service digital marketing consultancy based in San Diego. He previously served as a director of Childhaven, a Seattle children’s charity, and Rocket Fuel Inc. (NASDAQ: FUEL), an advertising technology company, until its merger in 2017 into Sizmek, a privately held company. Mr. Kokich holds a bachelor’s degree in finance from the University of Oregon.

Skills and Qualifications

Mr. Kokich’s qualifications to serve on our Board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience. This combination of experience in both management and marketing allow him to understand the Company’s challenges in a global marketplace. Mr. Kokich also brings technological expertise to the Board gained through his service with Marchex, Inc., Rocket Fuel Inc., Razorfish and other technology companies. His long-term experience as a director qualify him to serve as the Non-Executive Chairman of the Board.

Clark M. Kokich
Age 69 Director since 2009 Chairman of the Board since 2019 Committees: GNC, Executive

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Ms. Sivaramakrishnan founded and was the CEO of Drawbridge Inc., an identity management company enabling brands and enterprises to create personalized online and offline experiences for their customers. In 2019 Drawbridge was acquired by LinkedIn, a Microsoft company, where Ms. Sivaramakrishnan currently leads the Drawbridge integration and identity charter for LinkedIn Marketing Solutions. Prior to founding Drawbridge, she was a senior research scientist at AdMob, a mobile advertising firm acquired by Google in 2010. Ms. Sivaramakrishnan currently serves as a director of iHeartMedia (Nasdaq: IHRT) and is a member of the Board of Overseers of Boston University. She was named to Forbes’ “America’s Top 50 Women in Tech” in 2018 and as one of San Francisco Business Times’ “Most Admired CEOs” in 2016. She received the “Women of Vision” ABIE Award for Technology Entrepreneurship from the Anita Borg Institute in 2015 and was recognized in Ad Age’s “40 Under 40” listing in 2014. For five consecutive years, Ms. Sivaramakrishnan has been listed as one of the “Most Powerful Women in Mobile Advertising” by Business Insider. While attending Stanford University, she served as president of the Society of Women Engineers, developing an algorithm used by NASA’s New Horizons mission to Pluto to track and transmit radio wave data back to Earth. Ms. Sivaramakrishnan holds a Master of Science degree in Electrical Engineering from Boston University and a PhD in Electrical Engineering / Information Theory and Algorithms from Stanford University.

Skills and Qualifications

Ms. Sivaramakrishnan’s experience in the high-tech environment and her engineering expertise qualify her to serve as a member of our Board. In addition, her experience as an entrepreneur provides valuable insights to the Board, and her current position offers opportunities for the Board to view the Company’s strategies from a customer perspective.

Kamakshi Sivaramakrishnan
Age 45 Director since 2020 Committees: GNC

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. BATTELLE, MR. TAWAKOL AND MS. TOMLIN AT THE 2021 ANNUAL MEETING.

Corporate Governance

Our Board believes that good corporate governance is important to ensure that LiveRamp is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance principles, Board committee charters, codes of conduct and stock ownership guidelines are available on the Company’s website at www.LiveRamp.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at LiveRamp Holdings, Inc., 301 Main Street, 2nd Floor, Little Rock, AR 72201.

LiveRamp’s management and the Board closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Director Independence

Our corporate governance principles require that a majority of the Board be “independent” as defined by the rules of the New York Stock Exchange (the “NYSE”). To be considered independent under our corporate governance principles and the NYSE rules, the Board must affirmatively determine that a director does not, except as a director or shareholder, have a direct or indirect material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making that determination, the Board must consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. To assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence, the Board has established the following categorical standards and determined that the following relationships are deemed to be immaterial and would not in and of themselves impair a director’s independence:

•

a director, or his or her family member, is a partner, shareholder, officer, employee or director of a company that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services (other than accounting, consulting, legal, investment banking or financial advisory services) in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees in an amount which, in any of the last three fiscal years, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenue;

•

a director, or his or her family member, serves as an executive officer, director or trustee of a charitable organization and the charitable contributions made or pledged by the Company, its subsidiaries and any foundation sponsored by or associated with the Company or its subsidiaries to such charitable organization in any of the last three fiscal years do not exceed, in the aggregate, the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues; and

•

a director’s relationship arising from (i) only such director’s position as a director of another corporation or organization; (ii) only such director’s direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director’s position only as a limited partner in a partnership in which he or she has an interest of 5% or less.

The Board has determined that all of the Company’s current non-employee directors qualify as independent directors under applicable NYSE listing standards and SEC rules. In making these determinations, the Board reviewed the directors’ relationships, if any, with LiveRamp and affirmatively determined that there are no relationships or other factors which would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director. In determining the independence of each non-employee director, the Board considered and deemed immaterial to such individual’s independence any transactions that met the categorical standards set forth above. Additionally, the Board considered that, during the last completed fiscal year, the Company purchased data and services from Sovrn Holdings, LLC, of which director John L. Battelle serves as board chair and is a minority shareholder. The Board determined that such transaction did not impair Mr. Battelle’s independence. There are no family relationships among any of our directors or executive officers.

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Board Leadership Structure

Our corporate governance principles give the Board the discretion to either separate or combine the positions of chief executive officer and chairman. Since 2007, these positions have been separated. The Board believes that separating the positions improves the ability of the Board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman. Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for another director to discharge the role of lead independent director. Separation of the two roles also enhances our corporate governance profile. Mr. Kokich is currently serving as the non-executive chairman of the Board. His previous executive and board experience provide him with key skills in working with the other directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management.

Board and Stockholder Meetings

Quarterly meetings of the Board are held to review the Company’s strategy, financial performance, enterprise risks and significant developments, and to act on matters requiring Board approval. If issues arise that require the full Board’s attention between regularly scheduled meetings, special meetings are called or action is taken by written consent. Time is allotted at the end of each Board and committee meeting for the independent directors to meet in executive session outside the presence of management. Directors are expected to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and to attend and fully participate in Board meetings and meetings of committees on which they serve. For all non-telephonic meetings, directors are expected to attend in person in the absence of extraordinary circumstances. Likewise, directors are expected to attend the annual meetings of stockholders, either virtually or in person. In the event of a director’s repeated lack of attendance or failure to fully participate in meetings of the Board and/or the committees upon which he or she serves, the Chairman of the Board and/or the chair of the GNC will discuss the matter with the director in question. Following such discussion, the GNC will review the continued appropriateness of Board membership under the circumstances, and the affected director is expected to act in accordance with the recommendation of the GNC.

During the last fiscal year, the Board of Directors met seven times and took action by unanimous written consent two times. All of the directors attended 75% or more of the meetings of the Board and of the committees on which they served during the past fiscal year. At the 2020 Annual Meeting of Stockholders, eight directors (Battelle, Cadogan, Chow, Fox, Henderson, Howe, Kokich and Tomlin) were in attendance.

Corporate Governance

Committees of the Board of Directors

The Board currently has four standing committees: Audit/Finance, Compensation, Executive, and Governance/Nominating. A description of each committee is set forth below. Current members of each standing committee and the number of meetings held (or actions taken by unanimous written consent in lieu of a meeting) by each committee during fiscal 2021 are as follows:

Committee Memberships
Board Member	Audit/ Finance	Compensation	Executive	Governance/ Nominating

John L. Battelle	-	-	-

Timothy R. Cadogan	-		-

Vivian Chow		-		-

Richard P. Fox		-	-	-

William J. Henderson	-		-	-

Scott E. Howe	-	-		-

Clark M. Kokich, Chairman	-	-

Kamakshi Sivaramakrishan	-	-	-

Omar Tawakol	-	-	-	-

Debora B. Tomlin			-	-

Meetings held in fiscal 2021	8	5	0	4

Written consents in fiscal 2021	1	1	0	1

   Member        Chairperson

Audit/Finance Committee. The members of the Audit/Finance Committee currently are Ms. Chow (Chair), Mr. Fox and Ms. Tomlin, each of whom is deemed independent under NYSE listing standards and SEC rules. The Board has determined that each member of the Audit/Finance Committee meets the NYSE financial literacy requirements and that Ms. Chow and Mr. Fox each qualify as “audit committee financial experts” as defined by SEC rules. None of the members of our Audit/Finance Committee currently serve on more than three public company audit committees.

The Audit/Finance Committee assists the Board in overseeing LiveRamp’s financial statements and financial reporting process; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence, and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance, and ethics programs as established by management and the Board. In addition, the committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure. It oversees the management of certain of LiveRamp’s risks, including the Company’s exposures in the areas of finance and accounting, legal, regulatory and ethical compliance, internal controls, IT security, cybersecurity, insurance coverages, business continuity plans, and the implications, if any, on the civil rights of protected classes of individuals and the potential impact of such issues on the Company’s business, operations and reputation. It recommends and prioritizes capital and financial commitments, monitors related performance measurements, and reviews annual operating and capital budgets. The committee also reviews the Company’s large capital and unbudgeted expenditures, proposed acquisitions and divestitures, and hedging, dividend and tax policies. In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations. The committee’s charter specifies that no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.

Compensation Committee. The members of the Compensation Committee currently are Mr. Henderson (Chair), Mr. Cadogan and Ms. Tomlin, each of whom is deemed independent under NYSE listing standards.

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The Compensation Committee assists the Board in fulfilling its oversight responsibility related to compensation programs, plans and awards for LiveRamp’s executive officers, and it administers the Company’s equity-based compensation plans. The committee reviews and makes recommendations to the independent members of our Board regarding the annual goals and objectives for the CEO and makes a recommendation to the independent members of our Board regarding the CEO’s compensation. The committee annually sets the compensation of the Company’s executive officers, and it reviews all of the Company’s compensation plans periodically. The committee also considers any risks associated with the plans and determines whether they are philosophically aligned with the executive officers’ compensation programs. In addition, the Compensation Committee establishes the share ownership guidelines applicable to the Company’s senior executives and the Board; evaluates the competitiveness and appropriateness of the Company’s change of control policies, severance practices, retirement plans, deferred compensation programs, and senior leadership benefits and perquisites; oversees the creation or revision of any clawback policies allowing the Company to recoup compensation paid to employees; designates which companies are to be included in the Company’s annual compensation peer group; considers the impact of tax and accounting rule changes upon the Company’s compensation plans and policies; and oversees the Company’s compliance with SEC rules and regulations regarding stockholder approval of executive compensation matters. The committee has the authority to retain advisors to assist with the work of the committee as it deems necessary and appropriate.

Executive Committee. The members of the Executive Committee currently are Mr. Howe (Chair), Ms. Chow and Mr. Kokich. While the Executive Committee is authorized under its charter to implement the policy decisions of the full Board and to handle routine matters that arise during the interim periods between Board meetings, in practice this committee acts only when specifically instructed by the full Board to handle a specific matter.

Governance/Nominating Committee. The members of the GNC currently are Mr. Cadogan (Chair), Mr. Battelle, Mr. Kokich, and Ms. Sivaramakrishnan, each of whom is deemed independent under NYSE listing standards.

The GNC is responsible for reviewing and making recommendations to the Board with regard to corporate governance principles, management succession planning, structure of Board committees, compensation of directors, ethics compliance programs, director orientation, and director education programs. In addition, the GNC reviews the adequacy of the Company’s ethics compliance programs, and it oversees the management of the Company’s risks related to governance and executive succession planning. The GNC evaluates the independence of directors and director nominees vis-a-vis the independence requirements of the NYSE, the rules and regulations of the SEC, and other applicable laws.

The GNC conducts an annual evaluation process whereby individual interviews are conducted with each Board member to assess the performance of (i) the Board as a whole, (ii) the committees of the Board, (iii) the Board and committee chairs, and (iv) individual directors, including peer-to-peer evaluations and self-evaluations. The Chairman of the Board then provides feedback to the individual directors, and the recommendations resulting from each annual evaluation are discussed at the next quarterly Board meeting.

The GNC is also responsible for screening and recommending qualified candidates to the Board for membership and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of the Company’s stockholders. All nominations or appointments to the Board are approved by the full Board. Potential Board candidates are identified through various methods, including recommendations from directors, management and stockholders. The committee has the authority to retain search firms to identify director candidates and to approve the search firm’s fees and other retention terms. The committee regularly reviews the appropriate skills and characteristics required of Board members. In reviewing potential candidates, the GNC considers applicable board and committee independence requirements imposed by the various committee charters, NYSE listing standards and applicable law. The committee also considers the number of other boards and committees on which a director candidate serves.

As noted previously under the section entitled “Election of Directors,” the GNC and Board seek directors who possess the highest personal and professional integrity, ethics and values, are committed to representing the long-term interests of the stockholders, and have an objective perspective and mature judgment. Among the various criteria for selection as a Board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principal operations. The GNC and Board seek candidates who demonstrate a willingness

Corporate Governance

to evaluate management’s performance objectively and who have no activities or interests that conflict with their responsibilities to LiveRamp.

The GNC is responsible for assessing the appropriate balance of skills and characteristics required of Board members. Nominees for director must meet the qualifications set forth in our corporate governance principles and the GNC charter, pursuant to which the Board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology. The GNC continually seeks to identify potential candidates who would enhance the gender and ethnic diversity of the Board. All director nominees must agree to comply with the Board’s code of business conduct and ethics, a copy of which is posted in the “Investor Relations – Corporate Governance – Codes of Ethics” section of our website at www.LiveRamp.com.

In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by stockholders will be evaluated by the GNC in the same manner as nominees proposed by other sources. To be considered by the GNC, a stockholder nomination must be submitted to the corporate secretary at the address and within the time frame specified under the section of this Proxy Statement below entitled “Stockholder Proposals.” It is the policy of the Board that representatives of institutional investors may be considered for Board membership so long as the institution (a) does not own or control significant holdings (i.e., more than 5% of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.

Other Committees. In addition to the standing committees described above, the Board may establish other committees, including additional standing committees or ad hoc committees to deal with a particular event or process.

Responsibility for Risk Management

Management has primary responsibility for identifying and managing risks facing LiveRamp, subject to the oversight of the Board. The CEO brings key business risks to the attention of the Board, generally in the context of the Company’s strategic and operating plans. The Company’s director of risk management and the internal audit team, together with outside expert consultants, prepare reports used by the Audit/Finance Committee to analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan. The Company’s director of risk management and the internal audit team prepare risk assessments by conducting interviews and surveys with members of management across the Company and with the Audit/Finance Committee members to identify individual process and enterprise risks.

The committees of the Board assist in discharging the Board’s risk oversight role by performing certain subject matter responsibilities. Risks regarding financial, accounting and legal issues, compliance and internal controls, IT security, insurance coverages and business continuity are overseen by the Audit/Finance Committee. Risks related to the Company’s compensation programs are overseen by the Compensation Committee. Risks associated with governance and executive succession planning are overseen by the GNC. The full Board, however, retains full oversight responsibility for all subject matters, regardless of whether any particular subject matter is assigned to a committee. At each quarterly meeting, the Board receives a verbal summary of risk-related matters discussed in each of the committee meetings. All directors have access to the minutes of all committee meetings. The full Board is responsible for the overall risk assessment and management process and also directly oversees risks associated with the Company’s strategic plan, operating plan, products and services, human resources and organizational issues.

The Board’s administration of its risk oversight role has not specifically affected the Board’s leadership structure. In establishing the Board’s current leadership structure, risk oversight was one factor among many factors considered, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight role. The Board regularly reviews its leadership structure and evaluates whether such structure, as well as the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any changes it deems appropriate.

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Hedging Policy

The Company’s insider trading policy prohibits our employees (including officers) and our directors from engaging in short sales, hedging transactions and monetization transactions. Hedging or monetization transactions can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. These transactions may permit continued ownership of Company stock without the full risks and rewards of ownership. When that occurs, a person entering into this type of transaction may no longer have the same objectives as LiveRamp’s other stockholders.

Communication with Directors

Stockholders and other interested parties may contact the Board of Directors, a Board committee, a particular group of directors (e.g., our independent directors), or individual members of the Board, including the Chairman of the Board, via the Company’s website, www.LiveRamp.com, by visiting the Board page under the “Investor Relations – Corporate Governance – Board of Directors” section of the site, or by visiting https://secure.ethicspoint.com/domain/media/en/gui/40223/index.html. Communications relating to concerns about LiveRamp’s accounting, internal accounting controls, or auditing matters will be referred to members of the Audit/Finance Committee. Incoming messages are monitored by Navex Global, an international ethics and compliance software and solution provider.

Environmental, Social and Governance Responsibility

For more details on our corporate citizenship and sustainability efforts, please see LiveRamp’s 2021 Environmental, Social, and Governance Report, a copy of which is posted in the “Investor Relations – Corporate Governance – Social Responsibility” section of our website at www.LiveRamp.com.

Approval of the Amendment and Restatement of the LiveRamp Holdings, Inc. Employee Stock Purchase Plan (Proposal No. 2 of the Proxy Card)

On November 10, 2020, the Compensation Committee approved the amendment and restatement of the 2005 Stock Purchase Plan of LiveRamp Holdings, Inc. (formerly known as the 2005 Stock Purchase Plan of LiveRamp Holdings, Inc.) and renamed the plan “LiveRamp Holdings, Inc. Employee Stock Purchase Plan” (as amended and restated, the “ESPP”), subject to stockholder approval. The ESPP permits qualified employees to acquire shares of the Company’s common stock through payroll deductions at a discount of up to 15% of the applicable purchase price pursuant to a plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). A copy of the ESPP as amended and restated is attached to this Proxy Statement as Appendix A. The description set forth in this proposal is qualified in its entirety by reference to the full text of the Plan as set forth in Appendix A.

The ESPP was originally approved by the Company’s stockholders on August 3, 2005, and has been amended several times. The amendment and restatement of the ESPP became effective on December 1, 2020, subject to the approval of the Company’s stockholders at the 2021 Annual Meeting. Stockholder approval is being sought in order for the ESPP to meet the requirements of Section 423 of the Code.

Our Board believes that the ESPP has helped the Company compete for, motivate and retain high caliber employees and that stockholder approval of the ESPP as amended and restated will continue to benefit the Company by providing employees with an opportunity to acquire shares of our common stock, enabling us to continue attracting, retaining and motivating employees.

We are asking our stockholders to approve the amendment and restatement of the ESPP. In addition to the name change mentioned above, the amendments to the ESPP include amendments to:

•	extend the term of the ESPP until such date as the shares available for issuance under the ESPP are depleted (no new shares have been added to the ESPP);

•	exclude from participation in the ESPP those officers of the Company who are subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”);

•

allow participating employees to purchase shares at the end of each offering period at a discount of up to 15% of the lesser of (1) the fair market value of the Company’s common stock on the first day of the offering period and (2) the fair market value of the Company’s common stock on the last day of the offering period;

•	include annual bonuses for purposes of calculating payroll deductions;

•	extend the duration of each offering period from one month to six months;

•	revise the limits on payroll deductions and the rules regarding employees’ ability to change their payroll deductions during an offering period; and

•	limit the number of shares that participants may purchase to no more than 2,500 shares during a single offering period (subject to existing maximum limits).

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP is qualified in its entirety by reference to the text of the ESPP as amended and restated, which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein. It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Shares Subject to the Plan. In 2005, the Plan initially limited shares for sale under the ESPP to 2,000,000. As of June 14, 2021, approximately 369,600 shares remained available for issuance under the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted. The closing market price of Company’s common stock on June 14, 2021, was $42.29.

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Plan Administration. The ESPP is administered by the Compensation Committee of the Board, which has full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.

Eligibility. Other than officers of the Company who are subject to reporting requirements under Section 16(a) of the Exchange Act, any employee of the Company or its subsidiaries whose customary employment is for at least twenty (20) hours per week and at least five (5) months in any calendar year is eligible to participate in the ESPP, so long as the employee is employed on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal 5% or more of the total number of shares of common stock outstanding is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase common stock of the Company having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year, nor may any employee purchase more than 2,500 shares of Company common stock during an offering period.

Participation; Payroll Deductions. Participation in the ESPP is limited to eligible employees who complete the enrollment process in the enrollment portal maintained by the designated securities brokerage firm assisting with ESPP recordkeeping and brokerage services. At the time an employee enrolls, he or she shall elect to have payroll deductions made on each payday during an offering period in an amount not less than $25 and not more than $2,500 (or such other amounts as the Compensation Committee may establish from time to time) of such employee’s base, straight-time gross earnings, commissions, and annual bonuses (exclusive of payments for overtime, shift premium, incentive compensation, incentive payments and other compensation) on each payday during the offering period. There are currently approximately 1,059 employees who are eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee submits a plan election change, withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Offering Periods. Unless another period (not to exceed 27 months) is otherwise determined by the Compensation Committee, each offering of common stock under the ESPP will be for a period of six months, which we refer to as an “offering period.” The first offering period under the ESPP as amended and restated began on December 1, 2020 and ended on May 31, 2021. Subsequent offerings under the ESPP will generally begin on the first business day occurring on or after each June 1 and December 1 and will end on the last business day occurring on or before the following November 30 and May 31, respectively. Shares are purchased on the last day of each offering period, with that day being referred to as a “purchase date.” If the last day of the offering period falls on a day on which the NYSE or the national stock exchanges are not open for trading, the purchase date will be the trading date immediately preceding the last date of the offering period. The Compensation Committee may establish different offering periods or purchase dates under the ESPP.

Purchase Price. On the first day of an offering period, employees participating in that offering period shall be granted an option to purchase shares of our common stock. On the purchase date of each offering period, the employee is deemed to have exercised the option, at the purchase price, to the extent of accumulated payroll deductions. The option purchase price is equal to the lesser of (i) not less than 85% or greater than 100% of the fair market value per share of our common stock on the first day of the offering period, or (ii) not less than 85% or greater than 100% of the fair market value per share of our common stock on the purchase date.

Subject to certain limitations, the number of shares of our common stock a participant purchases in each offering period is determined by dividing such participant’s payroll deductions accumulated on such purchase date and retained in the participant’s payroll deduction account as of the purchase date by the applicable purchase price. In general, if an employee is no longer a participant on a purchase date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

Terms of Participation. Except as may be permitted by the Compensation Committee in advance of an offering, a participant may decrease the amount of his or her payroll deductions or contributions only once during any offering period by completing a plan election change in the enrollment portal authorizing a change in payroll deduction or contribution, except that a participant may suspend payroll deductions or contributions at any time during an offering period, including after an election to decrease payroll contributions. A participant may increase the amount of his or her payroll deductions or contributions only with respect to subsequent offering periods.

Approval of the Amendment and Restatement of the LiveRamp Holdings, Inc. Employee Stock Purchase Plan

A participant may withdraw from an offering period up to 15 days before the end of the offering period without affecting his or her eligibility to participate in future offering periods by giving written notice to the Company. All of the participant’s payroll deductions or contributions credited to his or her account during the offering period will be paid to such participant as soon as practicable after receipt of notice of withdrawal. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods by submitting a new enrollment request through the enrollment portal during the next open enrollment window.

Term, Amendments and Termination. The ESPP will continue until such date as the shares available for issuance under the ESPP are depleted, unless earlier terminated by the Board, Compensation Committee or an authorized subcommittee of the Board. The Board, Compensation Committee or an authorized subcommittee may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.

New Plan Benefits

Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable.

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of our fiscal year end, March 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,064,061 (1)	17.31	5,568,915	(3)

Equity compensation plans not approved by security holders	-	-	41,983	(4)

Total	4,064,061	17.31	5,610,898

(1)

This amount does not include the number of securities to be issued upon exercise of outstanding options, warrants, and rights under equity compensation plans LiveRamp assumed in acquisitions (104,096 shares at a weighted-average exercise price of $1.10).

(2)

The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

(3)

This amount represents shares of Common Stock available for future issuance under the Amended and Restated 2005 Equity Compensation Plan of LiveRamp, Inc. (5,142,434) (the “2005 Plan”) and the ESPP (426,481, including 65,107 shares subject to purchase during the current purchase period), which is an employee stock purchase plan covered by Section 423 of the Internal Revenue Code. The 2005 Plan is an equity compensation plan that permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock unit awards.

(4)

This amount represents shares available for issuance pursuant to the Company’s 2011 Non-qualified Equity Compensation Plan described below, which does not require shareholder approval under the exception provided by applicable listing standards.

Equity Compensation Plan Not Approved by Security Holders

The Company adopted the 2011 Non-qualified Equity Compensation Plan of LiveRamp Holdings, Inc. (the “2011 Plan”) for the purpose of making equity grants to induce new key executives to join the Company. The awards that may be made under the 2011 Plan include stock options, stock appreciation rights, restricted stock awards, RSU awards, performance awards, or other stock unit awards. To receive such an award, a person must be newly employed with the

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Company with the award being provided as an inducement material to their employment, provided the award is first properly approved by the board of directors or an independent committee of the board. The board of directors and its compensation committee are the administrators of the 2011 Plan, and as such, determine all matters relating to awards granted under the 2011 Plan, including the eligible recipients, whether and to what extent awards are to be granted, the number of shares to be covered by each grant and the terms and conditions of the awards. The 2011 Plan has not been approved by the Company’s shareholders.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the purchase date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the applicable discount (currently 15%) of the fair market value of the common stock on the first day of the offering period in which the shares were purchased, or (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

The Company is generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, the Company is not allowed a deduction.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE AMENDMENT AND RESTATEMENT OF THE ESPP.

If the stockholders fail to approve the amendment and restatement of the ESPP, the ESPP will be of no further force and effect and will terminate as of the date of the 2021 Annual Meeting.

Advisory Vote to Approve Named Executive Officer Compensation (Proposal No. 3 of the Proxy Card)

In accordance with the Dodd-Frank Act and Rule 14a-21 under the Securities Exchange Act of 1934, the Company requests that our stockholders approve on a non-binding, advisory basis the compensation of the Company’s “Named Executive Officers” identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement.

In accordance with the Company’s compensation philosophy, our compensation programs are designed to attract, retain and motivate the management team to achieve the Company’s business goals on an annual and a long-term basis. Key objectives of our compensation programs are to:

•	Align the interests of our executive officers, including our NEOs, with those of our stockholders;

•	Consider stockholder feedback when making compensation decisions;

•

Maintain transparent compensation arrangements that provide a strong link between compensation and performance and motivate our executive officers, including our NEOs, to achieve the highest level of performance; and

•	Attract and retain exceptional executive officers, including our NEOs, through clear, market-based compensation plans and arrangements.

Details concerning how we implement our compensation philosophy, and how we structure our compensation programs to meet the objectives listed above, are provided in the “Compensation Discussion and Analysis” section below. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

In light of the foregoing, we ask that stockholders vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

While this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board, we value the opinions of our stockholders. Accordingly, the Board will take the results of this vote under advisement and will consider our stockholders’ concerns when making future decisions regarding the Company’s executive compensation programs.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual meeting of stockholders. Accordingly, the next such vote is expected to occur at the 2022 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Ratification of Independent Registered Public Accountant (Proposal No. 4 of the Proxy Card)

The Audit/Finance Committee has selected KPMG LLP (“KPMG”) to serve as independent auditor for fiscal year 2022, and the stockholders are being asked to ratify this action. We anticipate that a representative of KPMG will be present at the 2021 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

Fees Billed for Services Rendered by Independent Auditor

The following table presents fees billed for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2021 and March 31, 2020, and fees billed for other services rendered by KPMG.

	2021	2020

Audit Fees (including quarterly reviews)[1]	$1,565,000	$1,517,000

Audit-Related Fees[2]	2,000	26,000

Tax Fees	-	-

All Other Fees[3]	-	30,000

Total	$1,567,000	$1,573,000

1.

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Forms 10-Q and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the audit fees listed above. For fiscal year 2021, these services include access to a KPMG online research tool for accounting and financial reporting rules and guidance. For fiscal year 2020, these services include performance of diligence services and access to a KPMG online research tool for accounting and financial reporting rules and guidance.

3.	Other fees include membership in a KPMG IT industry organization for fiscal year 2020.

Audit/Finance Committee Pre-Approval Policy

The Audit/Finance Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor. The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor. Pre-approvals of engagements of $150,000 or less may be made by the chairman of the Audit/Finance Committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement, at which time the actions of the chairman are submitted for ratification. In connection with any proposed engagement for non-audit services, the scope, nature and anticipated fees for such services must be agreed upon by management and the external auditor, who then must obtain the consent of the chairman of the Audit/Finance Committee to proceed with the proposed engagement. Upon the chairman’s consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman. All audit and non-audit services reflected in the table above were pre-approved by the Audit/Finance Committee in accordance with the policy, and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the SEC.

Ratification of Independent Registered Public Accountant

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL YEAR 2022.

If the stockholders fail to ratify this appointment, the Audit/Finance Committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Finance Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

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Audit/Finance Committee Report

This report provides information concerning the Audit/Finance Committee of the Board. The Audit/Finance Committee is comprised entirely of independent directors, as defined and required by applicable NYSE listing standards. The current members are Ms. Chow (Chair), Mr. Fox and Ms. Tomlin.

The primary function of the Audit/Finance Committee is to represent and assist the Board in fulfilling its oversight responsibilities regarding the Company’s financial reporting and accounting practices, including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent public accountants’ qualifications and independence; the performance of the Company’s internal audit function and independent public accountants; and the preparation of this report that SEC rules require be included in the Company’s annual Proxy Statement. In addition, the Audit/Finance Committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure. It oversees the management of certain of the Company’s risks, including the Company’s exposures in the areas of finance and accounting, legal, regulatory and ethical compliance, internal controls, IT security, cybersecurity, insurance coverages, business continuity plans, and the implications, if any, on the civil rights of protected classes of individuals and the potential impact of such issues on the Company’s business, operations and reputation. It also recommends and prioritizes capital and financial commitments, monitors related performance measurements, and reviews annual operating and capital budgets as well as large capital and unbudgeted expenditures. Proposed acquisitions and divestitures are reviewed by the Audit/Finance Committee, and it makes recommendations regarding the Company’s hedging, dividend and tax policies. The Audit/Finance Committee performs this work pursuant to a written charter approved by the Board. The charter is available on the Company’s website at www.LiveRamp.com. The committee has implemented procedures to assist it during the course of each fiscal year in devoting the attention that is necessary and appropriate to each of the matters assigned to it under its charter.

On a quarterly basis, the Audit/Finance Committee meets separately with the Company’s internal auditors and KPMG, the Company’s independent public accountants, without management present, to discuss the results of their audits and reviews, their evaluations of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also meets separately with the Company’s Chief Financial Officer when needed. Following these separate discussions, the committee meets in executive session.

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit/Finance Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended March 31, 2021, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2021, and KPMG’s evaluation of the Company’s internal control over financial reporting as of that date. The committee has also discussed with KPMG the matters that the independent public accountants must communicate to the committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

With respect to the Company’s independent public accountants, the Audit/Finance Committee, among other things, discussed with KPMG matters relating to its independence and has received the written disclosures and the letter from KPMG required by applicable provisions of the PCAOB regarding the independent public accountants’ communications with the committee concerning independence. The Audit/Finance Committee reviews and approves the annual audit fees in advance. The Audit/Finance Committee or its Chairman, to whom authority has been delegated by the committee, reviews and approves in advance all non-audit services provided to the Company by KPMG, as well as any changes in annual audit fees. Any fee approvals made by the Chairman pursuant to such delegation of authority are subsequently ratified by the full Audit/Finance Committee at its next meeting.

Audit/Finance Committee Report

The Audit/Finance Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Committee’s responsibility for the appointment and oversight of the Company’s independent public accountants and determines whether to re-engage KPMG or consider other audit firms. In doing so, the committee considers, among other things, the quality and efficiency of KPMG’s historical and recent performance on the Company’s audit, KPMG’s capability and expertise, the quality and candor of communications and discussions with KPMG, the ability of KPMG to remain independent, external data relating to audit quality and performance (including recent PCAOB reports on KPMG and its peer firms), and the appropriateness of fees charged. The committee also considers KPMG’s tenure as the Company’s independent public accountant and its representatives’ familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting. KPMG has been the Company’s independent public accountant since fiscal year 2003, during which time six lead engagement partners have served on the Company’s account. In conjunction with the rotation of the public accountants’ lead engagement partner, which currently occurs at least every five years, the Audit/Finance Committee is involved in the selection of KPMG’s lead engagement partner. KPMG has assigned a new lead engagement partner in fiscal 2022, and the next mandatory rotation for KPMG’s lead engagement partner is scheduled to occur in fiscal year 2027. Based upon the foregoing considerations, the Audit/Finance Committee believes that the continued retention of KPMG to serve as the Company’s independent public accountant is in the best interests of the Company and its stockholders.

Based on the reviews and discussions referred to above, the Audit/Finance Committee recommended to the Board that the audited consolidated financial statements for the year ended March 31, 2021, be included in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2021, for filing with the SEC.

Submitted by the Audit/Finance Committee

Vivian Chow, Chair

Richard P. Fox

Debora B. Tomlin

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Stock Ownership

The following table sets forth information as of June 14, 2021, with respect to the beneficial ownership of our common stock by:

•	each of our directors, nominees and named executive officers individually;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o LiveRamp Holdings, Inc., 225 Bush Street, 17th Floor, San Francisco, CA 94104, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The percentage listed in the column entitled “Percentage of Class” is calculated based on 68,330,211 shares of our common stock issued and outstanding as of June 14, 2021. This number excludes 80,104,605 shares held in treasury.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Beneficial Owner	Shares Beneficially Owned		Percentage of Class

James F. Arra	78,949		*

John L. Battelle	28,011		*

Timothy R. Cadogan	37,405		*

Vivian Chow	3,259		*

Richard P. Fox	34,537		*

Anneka R. Gupta	274,301		*

William J. Henderson	28,554		*

Scott E. Howe	1,346,300	[1]	1.97%

Warren C. Jenson	205,014		*

Jerry C. Jones	163,651	[2]	*

Clark M. Kokich	61,105		*

Kamakshi Sivaramakrishnan	1,885

Omar Tawakol	284

Debora B. Tomlin	19,966		*

All directors, nominees and executive officers as a group (14 people)	2,283,222	[3]	3.34%

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	7,306,669	[4]	10.69%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,999,638	[5]	8.78%

Jackson Square Partners, LLC One Letterman Drive Building A, Suite A3-200 San Francisco, CA 94129	4,961,780	[6]	7.26%

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	3,744,796	[7]	5.48%

Stock Ownership

*	Denotes less than 1%.
1.	Includes 629,843 shares subject to options which are currently exercisable, all of which are in the money.
2.	Includes 5,209 shares subject to options which are currently exercisable, all of which are in the money.
3.	Includes 635,052 shares subject to options which are currently exercisable, all of which are in the money.
4.

This information is based solely upon information contained in a Schedule 13G/A filed on January 27, 2021. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 7,223,329 of the reported shares, no shared voting power with respect to any reported shares and sole dispositive power over all reported shares through its control of certain direct and indirect subsidiaries listed on Exhibit A attached to the Schedule 13G/A.

5.

This information is based solely upon information contained in a Schedule 13G/A filed on February 10, 2021. According to the Schedule 13G/A, The Vanguard Group has sole voting power over none of the reported shares, shared voting power over 132,021 of the reported shares, sole dispositive power over 5,814,546 of the reported shares, and shared dispositive power over 185,092 of the reported shares.

6.

This information is based solely upon information contained in a Schedule 13G/A filed on February 9, 2021. According to the Schedule 13G/A, Jackson Square Partners, LLC has sole voting power over 3,906,381 of the reported shares, shared voting power over 324,472 of the reported shares and sole dispositive power over all reported shares.

7.

This information is based solely upon information contained in a Schedule 13G filed on February 4, 2021. According to the Schedule 13G, Wellington Management Group LLP has sole voting power over none of the reported shares, shared voting power over 3,313,584 of the reported shares and shared dispositive power over all reported shares.

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Compensation Committee Report

In connection with its function to oversee the Company’s executive compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders for filing with the SEC.

Submitted by the Compensation Committee

William J. Henderson, Chair

Timothy R. Cadogan

Debora B. Tomlin

Compensation Committee Interlocks and Insider Participation

At the end of fiscal year 2021, the Compensation Committee consisted of Mr. Henderson (Chair), Mr. Cadogan and Ms. Tomlin. All members of the Compensation Committee, while serving as members of that committee during fiscal year 2021, were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Compensation Committee serving during fiscal year 2021 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2021, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Compensation Discussion and Analysis

Executive Summary

Fiscal 2021 Executive Compensation Highlights

At the onset of fiscal 2021, management and the Compensation Committee anticipated challenging macroeconomic conditions brought on by the COVID-19 pandemic. In light of these anticipated challenges, we took the following actions:

•	No change to NEO cash compensation levels in fiscal 2021 in order to manage costs in light of the ongoing economic uncertainty.

•

Due to the difficulty of forecasting the economic impact resulting from the COVID-19 pandemic on our revenue and profitability, management and the Compensation Committee, in conjunction with the Compensation Committee’s compensation advisor, Compensia, determined the best target-setting approach for our annual Cash Incentive Plan was to split the year into two measurement periods: the first for which targets were set at beginning of our fiscal year for the first six months, and a second period for which the targets would be set mid-year for the full fiscal year once we had a better understanding of the macroeconomic environment.

•

In conjunction with the decision to divide the fiscal 2021 annual Cash Incentive Plan into two distinct measurement periods, management and the Compensation Committee also decided to cap the maximum corporate attainment of our fiscal 2021 annual Cash Incentive Plan at 150% compared to our previous max of 200% to mitigate the risk of a potential windfall from the revised timing of setting the metrics for the two performance periods.

•

The CEO allocated a portion of the overall fiscal 2021 Cash Incentive Plan pool to fund an approximately $2 million COVID-related one-time special incentive payout to non-bonus-eligible employees. Our CEO believed that this action would increase workforce engagement by recognizing the contributions of non-bonus-eligible employees in a challenging and uncertain economic environment. The payout was made at the same time as our fiscal 2021 cash incentive plan paid out in June of 2021 and went to approximately 400 non-bonus-eligible employees who received on average 3-4% of base pay. Our CEO also believed that, ultimately, this action was in the best interest of our stockholders.

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Named Executive Officers

To support our ongoing growth, we have designed our executive compensation program to ensure a strong link between our financial, operational, and strategic performance and the incentives we use to motivate and reward our executive officers, including our Named Executive Officers (our “NEOs”). This Compensation Discussion and Analysis describes the compensation program for our Chief Executive Officer, our Chief Financial Officer, and our next three most highly-compensated executive officers during fiscal 2021. Fiscal 2021 began on April 1, 2020 and ended on March 31, 2021. Our NEOs for fiscal 2021 were as follows:

Named Executive Officer	Position as of March 31, 2021
Scott E. Howe	Chief Executive Officer (our “CEO”)
Warren C. Jenson	President, Chief Financial Officer, and Executive MD of International (our “CFO”)
James F. Arra[1]	President and Chief Commercial Officer
Anneka R. Gupta	President and Head of Products and Platforms
Jerry C. Jones	Executive Vice President, Chief Ethics and Legal Officer

1)	Effective April 1, 2021, Mr. Arra assumed the role of Head of Cloud Partnerships.

Fiscal 2021 Business Performance

Business Overview

LiveRamp is a global technology company with a vision of making it safe and easy for companies to use data effectively. We offer a leading enterprise data connectivity platform that helps organizations better leverage customer data within and outside their four walls. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes.

Our recent momentum is fueled by the strong secular trends facing enterprise marketers today. As the world becomes more multichannel, consumer behavior is shifting, and organizations are increasingly realizing that true competitive advantage lies in providing meaningful customer experiences, experiences that are personalized, relevant and cohesive across all channels and interactions. Data is at the center of this trend, and data-driven experiences are the key to brand differentiation and retention. In concert, consumer expectations are at an all-time high, and data privacy and security are more important today than ever before. Identity and data connectivity play a critical role in each of these megatrends, and enterprises are increasingly turning to LiveRamp because we are a safe and secure choice to enable their omnichannel customer data strategies. We are winning in the market because of our open and neutral approach, the breadth of our ecosystem and tremendous network effects it fuels, and our steadfast commitment to data governance.

Financial Performance

Fiscal 2021 was a year of significant progress for LiveRamp despite the challenging macroeconomic environment in which we were operating. We navigated the global pandemic from a position of strength by doubling down on our customers, supporting them through their digital transformations, and by leveraging our durable business model and strong financial position. And we have emerged stronger as a result of this focus. Our flagship growth products – the Authenticated Traffic Solution (or ATS) and Safe Haven – achieved critical scale, and the LiveRamp platform continued to benefit from the strong underlying secular trends associated with digital transformation and the growing importance of first-party data.

In fiscal 2021, overall revenue grew 16% year-over-year, and subscription revenue was up 17%. Beneath the top line, our gross and operating margins both expanded meaningfully due to cost of revenue optimizations, improving sales force productivity and leveraging our G&A functions. R&D continued to be an investment area in fiscal 2021 and will remain so during fiscal 2022. And finally, we remained disciplined in our approach to capital allocation. During the year, LiveRamp repurchased 1.3 million shares for $42 million.

Compensation Discussion and Analysis

Key Business and Financial Highlights from fiscal 2021:

•

Scaling our leadership in identity resolution and data connectivity. LiveRamp has more than 70 clients whose subscription contracts exceed $1 million in annual revenue, up 32% compared to the prior year. In addition, our total direct subscription customer count at year end was 825, up from 780 a year ago.

•

LiveRamp’s Authenticated Traffic Solution (or ATS) continues to experience strong global adoption, solidifying its role as a leading post-cookie solution. To date, more than 400 publishers have adopted ATS, including 70% of the U.S Comscore 20 and 65% of the U.S. Comscore 50. In addition, ATS has been adopted by more than 70 leading supply-side and demand-side platforms. Importantly, it is generating exceptional results for brands, publishers and consumers.

•

Our other expansion levers, including Safe Haven, TV and International, remain less than 25% of the total business but are collectively growing well above our overall company growth rate and are forecasted to become a larger percentage of total revenue in quarters and years to come.

•	Total revenue was $443 million, up 16% compared to fiscal 2020.

•	Subscription revenue was $356 million, up 17%, and contributed 80% of total revenue.

•	Marketplace & Other revenue of $87 million grew 16% compared to fiscal 2020.

•	Cash flows used in operating activities was $21 million compared to $29 million during fiscal 2020.

•	During the year, we repurchased 1.3 million shares of our common stock for $42 million under our stock repurchase program.

•	Cash and cash equivalents totaled $573 million with no debt at fiscal year end.

Say-on-Pay Results and Stockholder Engagement

Each year at the annual meeting of stockholders, we conduct a non-binding, stockholder advisory vote to approve the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). The Compensation Committee considers the results of our annual Say-on-Pay votes in determining our subsequent compensation policies and decisions and engages with our stockholders to obtain additional feedback on our executive compensation program and related pay decisions. At our 2020 Annual Meeting of Stockholders, approximately 81% of the votes cast on the Say-on-Pay proposal were voted in favor of our executive compensation program.

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Our stockholders’ opinions on how we operate our business are very important to us. In fiscal 2021 we continued our ongoing stockholder engagement efforts. As part of these efforts, we reached out to stockholders representing 70% of our outstanding shares to discuss our executive compensation and governance policies and practices and capital allocation practices. The Compensation Committee gave careful consideration to the feedback received from these stockholders and as part of our ongoing governance process, incorporated the feedback into its decisions regarding the design of our executive compensation program in fiscal 2021 and beyond. Common themes we heard from our stockholder engagement in fiscal 2021 and the resulting actions include the following:

Key themes from stockholder engagement	Response of Compensation Committee
Supportive of the performance-based nature of our compensation program (including equity award grants)

The Compensation Committee maintained use of variable incentives (88% and 83% for our CEO and other NEOs (on average), respectively, in our fiscal 2021 annual compensation program) and rigorous performance metrics that it believed were difficult but achievable and designed to drive results.

Encouraged us to continue to emphasize stockholder-friendly performance metrics, such as the Rule of 40, in our long-term incentive plans

The Compensation Committee determined that the Rule of 40 should continue to be a performance metric in our fiscal 2021 long-term incentive programs. The Compensation Committee also raised the performance level required in order to achieve maximum attainment to ensure continued rigor in our goal-setting process.

Agreed that revenue growth was sufficiently important to be a performance metric in both our short-term incentive compensation and long-term incentive compensation programs

The Compensation Committee decided to retain revenue growth as a key performance metric in both our short-term incentive compensation program and as part of our annual “Rule of 40” performance-based stock unit awards.

Concerned with our overall burn rate/dilution and stock-based compensation as a percent of total revenue and want to see these reduced over time

The Compensation Committee conducted a comprehensive review of our fiscal 2021 stock-based compensation expense and determined that 45% was from acquisitions and one-time strategic tax savings actions and 55% was from our core broad-based equity program. Our core broad-based equity program expense continues to decrease as a percent of revenue and the Compensation Committee will ensure our program stays in line with appropriate benchmarks.

At our 2017 Annual Meeting of Stockholders, our stockholders were asked to cast a non-binding, advisory vote on the frequency with which we should hold future Say-on-Pay votes. With regard to this vote, our stockholders cast the highest number of votes for an annual Say-on-Pay vote. As a result of this vote, our Board determined that we will continue to hold annual Say-on-Pay votes. The next vote on the frequency of future Say-on-Pay votes will be held at our 2023 Annual Meeting of Stockholders.

Executive Compensation Program

Program Objectives

Our objective is to attract, motivate, reward, and retain our executive officers, including our NEOs, in a manner that is transparent, comparable to our peers, and importantly, aligned with stockholder interests. We do so by putting the majority of our NEOs’ annual target total direct compensation “at-risk,” thereby providing rewards only when our performance warrants. Our executive compensation objectives are to:

•	Align the interests of our executive officers, including our NEOs, with those of our stockholders;

•	Consider stockholder feedback when making compensation decisions;

•

Maintain transparent compensation arrangements that provide a strong link between compensation and performance and motivate our executive officers, including our NEOs, to achieve the highest level of performance; and

Compensation Discussion and Analysis

•	Attract and retain exceptional executive officers, including our NEOs, through clear, market-based compensation plans and arrangements.

We believe these objectives enable us to reward the performance and contributions of our executive officers, including our NEOs, while maintaining a strong link between executive compensation and company performance, including the execution of our long-term business strategy. The following discussion explains how our executive compensation program achieves these objectives.

Program Framework

The Compensation Committee applied the framework reflected in the following chart to achieve our executive compensation program objectives in fiscal 2021. The four compensation elements were allocated so that the majority of each NEO’s annual target total direct compensation opportunity was “at-risk” and subject to performance-based requirements. While the exact compensation mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.

Base Salary

Base salary represents the “fixed” portion of the compensation of our executive officers, including our NEOs, and is intended to attract and retain highly talented individuals by taking into account their position, qualifications/experience, performance, market comparators and internal equity. The Compensation Committee reviews the base salaries of our executive officers as part of its annual compensation review and adjusts base salaries as it determines necessary or appropriate.

Annual Cash Incentives

Annual cash incentives represent the short-term variable portion of the cash compensation of our executive officers, including our NEOs, and are intended to motivate them by providing opportunities for earning compensation by meeting or exceeding our short-term financial and operational goals essential to company growth. Target annual cash incentive award opportunities are set as a percentage of base salary and are determined by taking into account market competitiveness, individual performance and company performance. The Compensation Committee may, from time to time, adjust the target annual cash incentive award opportunities of our executive officers, including our NEOs, to better align to competitive market positioning or to reward personal performance or reflect future potential.

Long-Term Incentive Compensation

Long-term incentive compensation represents the long-term variable portion of the annual target total direct compensation of our executive officers, including our NEOs, that rewards growth in stockholder value. We use time-based restricted stock unit (“RSU”) awards and performance-based stock unit (“PSU”) awards in our long-term incentive compensation program to directly align the majority of the compensation of our executive officers to stockholder interests. Long-term

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incentive compensation can also serve to discourage short-term risky behaviors. Awards are generally based on a combination of factors, including role, skills, experience level, company and individual performance, future potential and, in some cases, the current unrealized value of an NEO’s outstanding equity awards. When granting equity awards, the Compensation Committee also takes into consideration (a) the projected impact of the proposed awards on our earnings, (b) the proportion of our total shares outstanding used for annual employee equity awards (our “burn rate”) in relation to comparable companies, and (c) the potential voting power dilution to our stockholders (our “overhang”).

Pay-for-Performance Philosophy

To ensure our NEOs’ interests are aligned with those of our stockholders – and to motivate and reward individual initiative and effort – a substantial portion of our NEOs’ annual target total direct compensation is “at-risk” and/or subject to performance-based vesting requirements. Consequently, the amounts actually realized will vary above or below target levels commensurate with our performance. We emphasize performance-based compensation that appropriately rewards our NEOs for delivering financial, operational, and strategic results through two vehicles: our annual Cash Incentive Plan and PSU awards.

Balanced Performance Measures

In addition to our meaningful compensation design framework, the Compensation Committee seeks to select a variety of balanced performance measures, both absolute and relative, to incent increased growth both in the short term and long term. The performance measures used in our fiscal 2021 executive compensation program were as follows:

Fiscal 2021 Performance Measures	Annual Cash Incentives	Annual Time Vested Restricted Stock Units	Annual “Rule of 40” Performance Stock Units	Annual TSR Performance Stock Units

Revenue	X

Non-GAAP EBIT	X

Long-Term Revenue Growth and EBITDA Margin (3 Year)			X

Relative Stock Price Performance				X

Share price		X	X	X

Variable Pay Mix

The target total direct compensation opportunities for our CEO and other our other NEOs reflect our variable “pay for performance” compensation philosophy: 88% of our CEO’s annual target total direct compensation was variable or “at risk”, as well as, on average, 83% of our other NEOs’ annual target total direct compensation, as described below:

CEO Target Pay Mix	CEO Compensation	Fiscal 2021
	Base Salary	$690K
	Fixed Pay (Base Salary)	$690K
	STI: Annual Cash Incentive	$759K
	LTI: Time-Vested RSUs	$1,818K
	LTI: PSUs	$2,727K
	Variable Pay (STI + LTI)	$5,304K
	Target Total Direct Compensation[1]	$5,994K

Compensation Discussion and Analysis

Other NEO Target Pay Mix	Other NEO Compensation	Fiscal 2021 (Avg)
	Base Salary	$463K
	Fixed Pay (Base Salary)	$463K
	STI: Annual Cash Incentive	$409K
	LTI: Time-Vested RSUs	$931K
	LTI: PSUs	$931K
	Variable Pay (STI + LTI)	$2,272K
	Target Total Direct Compensation[1]	$2,734K

1)

Target total direct compensation is the sum of base salary, target annual cash incentive opportunity and target long-term incentive. The actual payouts may differ from the incentive opportunities provided.

As reflected in the charts above, we believe that our executive compensation program design incentivizes our NEOs to drive both short-term and long-term growth. To ensure that our executive compensation program remains aligned with stockholder interests, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our NEOs, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return (“TSR”) over the relevant period.

While we disclose the estimated values of these equity awards in our Summary Compensation Table at the time of grant for each covered fiscal year, the actual economic value of these awards that may be realizable by our NEOs will vary, often significantly, based on the performance of our common stock.

We believe our executive compensation program holds our executive officers accountable for delivering on the financial objectives we have communicated to our stockholders, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our NEOs and other executive officers, and that it therefore promotes stability in our leadership team.

Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2021, we maintained the following executive compensation policies and practices, including those designed to drive performance and others to prohibit or discourage behaviors that we do not believe serve stockholders’ long-term interests:

What We Do
✓	Use a pay-for-performance philosophy that links our executive officers’ target total direct compensation to corporate and individual performance	✓	Cap Relative TSR PSU payouts at 100% in the event our TSR is negative

✓	Conduct an annual executive compensation review	✓	Maintain a compensation recovery (“clawback”) policy

✓	Place a significant portion of executive officers’ compensation “at-risk”	✓	Maintain “double-trigger” change-in-control arrangements

✓	Retain an independent compensation consultant	✓	Maintain stock ownership guidelines

✓	Maintain an independent Compensation Committee	✓	Conduct an annual stockholder advisory vote on NEO compensation

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What We Do
✓	Conduct an annual compensation-related risk assessment	✓	Engage in regular dialogue with our stockholders on corporate governance and executive compensation matters

✓	Grant performance-based equity awards

What We Do Not Do
×	Encourage unreasonable risk taking	×	Pay dividends or dividend equivalents on unvested equity awards

×	Provide significant perquisites	×	Permit stock option repricing without prior stockholder approval

×	Permit short selling or hedging of our securities	×	Provide guaranteed bonuses

×	Permit pledging of our securities	×	Provide “single trigger” change-in-control arrangements

×	Provide excise tax payments on future post-employment compensation arrangements

Operations of the Compensation Committee

Decision-Making Process

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. The Compensation Committee is responsible for overseeing the design, development, and implementation of our executive compensation program and all related policies and practices. The Compensation Committee leverages the following stakeholders for input, guidance, and expertise to ultimately approve or make recommendations with respect to the compensation of our executive officers in the best interests of our stockholders:

Role	Responsibilities
Stockholders	• Cast advisory vote on NEO compensation
• Approve share pool increases or certain other changes to equity compensation plans
• Provide feedback and input to management, our Compensation Committee, and our Board
Board of Directors	• Evaluates CEO’s performance
• Reviews and approves the CEO’s compensation, with input and recommendations from the Compensation Committee
• Reviews and approves our Annual Report on Form 10-K and other statutory filings
Compensation Committee	• Approves:
• Performance measures and goals under our annual Cash Incentive Plan and PSU awards
• Achievement of performance-based goals under our annual Cash Incentive Plan and PSU awards
• Compensation of the executive officers (other than our CEO)
• All equity awards (other than our CEO)
• Peer group used for executive compensation determinations
• Considers all factors and stockholder feedback to help align our executive compensation program with the interests of our stockholders and long-term value creation
• Recommends to the Board any adjustments to our CEO’s base salary, target annual cash incentive opportunity, and equity awards
• Approves share pool increases or changes to equity compensation plans (subject to stockholder approval in certain cases) • Reviews annual risk assessment

Compensation Discussion and Analysis

Role	Responsibilities
• Reviews and recommends inclusion of the Compensation Discussion and Analysis section in our Annual Report on Form 10-K and the Proxy Statement
• Periodically reviews post-employment compensation arrangements, retirement benefits and nonqualified deferred compensation program, senior leadership benefits, and perquisites
Independent Compensation Consultant	• Provides advice and market data to the Compensation Committee regarding our executive compensation program, including:
• Input on pay philosophy, best practices and market trends
• Selection of compensation peer group companies
• Executive compensation practices and levels at peer group companies
• Design of the annual Cash Incentive Plan and equity compensation plans
• Reviews and provides an independent assessment of the compensation data and materials presented by management to the Compensation Committee
• Participates in Compensation Committee meetings as requested
• Reviews and comments on the Compensation Discussion and Analysis portion of the Proxy Statement
CEO

• Evaluates executive performance and recommends adjustments to executive base salary, annual Cash Incentive Plan and long-term incentive compensation (for other executive officers, including other NEOs)

• Develops business goals and objectives, which are considered and approved by the Compensation Committee and Board for inclusion in the design of our executive compensation program

Risk Assessment

The Compensation Committee regularly reviews and considers risks associated with our compensation philosophy and executive compensation program. The program is designed with features that the Compensation Committee believes mitigate risk without diminishing the motivational incentive of variable compensation. Our compensation program encourages and rewards prudent business judgment and appropriate risk-taking over the short- and long-term.

In fiscal 2021, the company conducted, and the Compensation Committee reviewed, a comprehensive risk assessment of all the company’s compensation programs. The risk assessment included an inventory of incentive programs and features such as metrics, clawback provisions, maximum payments, thresholds and other risk mitigation features. Management and the Compensation Committee do not believe any of the Company’s compensation programs create risks that are likely to create a material adverse impact on the Company.

Role of Compensation Advisor

As permitted in its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee directly engages the compensation consultant under an engagement letter that the Compensation Committee reviews at least annually.

The Compensation Committee has retained Compensia, a national compensation consulting firm, to serve as its compensation consultant. The compensation consultant reports, and is directly accountable, to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of its compensation consultant at the Company’s expense.

The Compensation Committee selected Compensia as its compensation consultant because of the firm’s expertise and reputation and the fact that it provides no services to us other than its services to the Compensation Committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies (including a conflicts of interest policy) that help ensure that it maintains its independence. Based upon its review of the factors set forth in the listing standards of the NYSE and relevant SEC rules, the Compensation Committee has determined that the work of Compensia does not give rise to any conflict of interest.

In fiscal 2021, Compensia did not provide any other services to us other than the consulting services to the Compensation Committee. The Compensation Committee annually reviews the objectivity and independence of its compensation advisors.

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Process for Determining CEO Compensation

Each year, the Board evaluates our CEO’s performance relative to our strategic plan, operating goals, compensation philosophy, and key performance indicators relating to executive compensation. Our executive compensation objectives include maintaining competitive pay, linking pay to performance, promoting the creation of stockholder value, and encouraging retention. The Compensation Committee considers the results of this evaluation. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. The Compensation Committee reviews each element of our CEO’s compensation, his employment agreement, and his historical compensation levels to evaluate his target total direct compensation opportunity and assists our Board in assessing our CEO’s total compensation. The Compensation Committee also considers our business results and the other factors described above. In fiscal 2021, recommendations from the Compensation Committee with respect to the compensation of our CEO were submitted to the independent members of our Board for approval. Our CEO does not participate in decisions regarding his own compensation.

Process for Determining Compensation of Other NEOs

Each year, our CEO evaluates the performance of each of our other NEOs. Our CEO makes a recommendation for the compensation of each NEO to the Compensation Committee based upon his evaluation and a market analysis supplied by the Compensation Committee’s compensation consultant. The Compensation Committee considers our CEO’s recommendation relative to our strategic plan, operating goals, compensation philosophy, and performance against key strategic performance indicators. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends.

Peer Group Philosophy

The Compensation Committee annually reviews compensation levels and practices against our peer set of Software and Services companies. In November 2019, with the assistance of its compensation consultant, the Compensation Committee re-examined the then-existing compensation peer group to reflect the changes in our business, revenue and market capitalization. Based on this exercise, the Compensation Committee approved a revised compensation peer group consisting of the following companies for use in fiscal 2021:

Peer Group

8x8	Five9	Qualys

AppFolio	Forescout Technologies	Rapid7

BlackLine	Guidewire Software	Sailpoint Technologies

Box	HubSpot	The Trade Desk

Cloudera	New Relic	Zendesk

Cornerstone OnDemand	Okta

Coupa Software	Proofpoint

The companies in this revised compensation peer group were selected on the basis of their similarity to us, as determined using the following criteria:

•	Similar revenue size – ~0.5x to ~2.5x our last four fiscal quarters revenue (~$185 million to ~$925 million);

•	Similar market capitalization – ~0.3x to ~3.0x our market capitalization (~$850 million to ~$8.5 billion);

•	Industry affiliation – application software, internet software and services, systems software; and

•	Similar business focus – Cloud/SaaS, Business-to-Business.

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings and from a custom cut of peer company data from the appropriate Radford executive compensation survey, drawn from the Radford High Technology Survey. This market data was then used as a reference point for the Compensation Committee to assess our executive compensation levels in the course of its deliberations on compensation forms and amounts.

The Compensation Committee reviews all compensation elements for each of our executive officers compared to the similarly situated executives of our peer group companies. In determining actual pay levels for our executive officers, the Compensation Committee considers data from the companies in the compensation peer group, as well as the other factors described above, in its collective judgment.

Compensation Discussion and Analysis

The Compensation Committee reviews our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

Individual Compensation Elements

Individual Pay Decisions

The Compensation Committee considers the following factors when evaluating and setting the target total direct compensation opportunity for our executive officers, including our NEOs and making recommendations to the independent members of our Board with respect to the target total direct compensation opportunity for our CEO:

•	Our performance against the financial and operational objectives established by the Compensation Committee and our Board;

•	Each individual responsibilities, qualifications, and length of service;

•	The scope of each NEO’s role compared to other similarly situated executives at companies in our compensation peer group;

•

The performance of each individual NEO, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of our broader team, all of which reflect our core values;

•	Compensation parity among our NEOs; and

•

The compensation practices of our compensation peer group and the positioning of each NEO’s compensation in a ranking of peer company compensation levels. The Compensation Committee typically establishes target total direct compensation levels between the 50th and 75th percentile of our compensation peer group with a focus at the 60th percentile.

These factors provide the framework for compensation decision making regarding the compensation opportunity for each executive officer, including each of our NEOs (other than our CEO), as well as the recommendations to the independent members of our Board for the compensation opportunity of our CEO. No single factor is determinative in setting pay levels, but key accomplishments help guide the pay decision making process along with other factors.

Base Salary

In May 2020, the Compensation Committee reviewed the annual base salaries of our NEOs. With respect to our NEOs, the Compensation Committee decided to maintain the NEOs’ base salaries at their fiscal 2020 levels and recommended to our Board that the base salary of our CEO be maintained at its fiscal 2020 level. The following table sets forth the base salaries for our NEOs for fiscal 2020 and 2021:

Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary	Percentage Adjustment
Mr. Howe	$690,000	$690,000	0%
Mr. Jenson	$550,000	$550,000	0%
Mr. Arra	$435,000	$435,000	0%
Ms. Gupta	$435,000	$435,000	0%
Mr. Jones	$430,000	$430,000	0%

Annual Cash Incentive Plan

In May 2020, the Compensation Committee approved the fiscal 2021 Cash Incentive Plan (“Fiscal 2021 CIP”) and established or recommended each NEO’s threshold, target and maximum annual cash incentive opportunity. The Fiscal 2021 CIP provided our CEO and Compensation Committee with the ability to modify individual NEO annual cash incentive payments by up to 30% based on the evaluation of individual performance. All payment adjustments for individual performance were to be approved by the Compensation Committee in its sole discretion. For the Fiscal 2021 CIP, the Compensation Committee did not alter any of our CEO’s annual cash incentive payment recommendations for the other NEOs or exercise discretion in making a recommendation to the non-employee directors of the Board for any of our CEO payment amounts. The Board did not modify the annual cash incentive payment for our CEO.

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Corporate Performance Measures

The Compensation Committee selected revenue (weighted 60%) and Non-GAAP EBIT (weighted 40%) as the corporate performance measures for the Fiscal 2021 CIP as follows:

Corporate Performance Measure	Definition	Rationale
Revenue	Revenue as reported under GAAP	Revenue growth is important to the creation of long-term stockholder value because it reflects management’s ability to grow our top line through execution of our digital marketing ecosystem strategy
Non-GAAP EBIT[1]

Earnings before interest, other, and income tax expense (EBIT) adjusted to exclude certain items such as stock-based compensation expense, amortization of acquired intangibles, one-time transformation expenses, and restructuring charges consistent with the presentation of non-GAAP operating income (loss). Non-GAAP EBIT further excludes bonus expense for this performance metric.

Non-GAAP EBIT is an indicator of our profitability. This measure focuses on the outcome of operating decisions, while excluding the impact of non-operating decisions such as interest expenses and tax rates

1)	See Schedule 1 on page 50 of this Compensation Discussion and Analysis for a reconciliation of our GAAP net income (loss) to non-GAAP EBIT

Corporate Financial Metrics

In approving the Fiscal 2021 CIP, management and the Compensation Committee anticipated challenging macroeconomic conditions brought on by the COVID-19 pandemic. In light of these anticipated challenges, management and the Compensation Committee decided to split fiscal 2021 into two performance periods for purposes of setting performance targets under the Fiscal 2021 CIP, with the first performance period covering the first two quarters of fiscal 2021 and the second performance period covering the full fiscal year which would capture any performance shortfalls to date, ensuring accountability to the full year plan.

In May 2020, management and the Compensation Committee set the threshold, target, and maximum performance levels and the payment percentages for each of the corporate performance measures for the first half of fiscal 2021 (April 2020 through September 2020) under the Fiscal 2021 CIP. Threshold, target and maximum targets were set consistent with our financial plan for the first half of fiscal 2021. Although attainment for the first half of fiscal 2021 was determined in September 2020, the NEOs were not eligible for payout until June 2021, based on combined performance for the first and second halves of fiscal 2021. The performance levels and funding percentages for the first half of fiscal 2021 are set forth in the table below:

Plan	Corporate Performance Measure[1]	Threshold	Target	Maximum
Fiscal 2021 CIP – First Half FY21 (First 6 Months)	Revenue	$185M	$195.4M	$205M
	Non-GAAP EBIT	($15.4M)	($10.4M)	($5.8M)
	Funding	50%	100%	150%

1)	Plan is funded at a minimum of 25% until EBIT(ex. bonus) threshold ($15.4M) is met. No NEO payouts until the ($15.4M) threshold is met.

Compensation Discussion and Analysis

In September 2020, the Compensation Committee set the threshold, target, and maximum performance levels and the payment percentages for each of the corporate performance measures for the second half of fiscal 2021 under the Fiscal 2021 CIP. Threshold, target and maximum targets were set consistent with our financial plan for the full fiscal 2021 year. The performance levels and funding percentages for the second half of fiscal 2021 are set forth in the table below:

Plan	Corporate Performance Measure[1]	Threshold	Target	Maximum
Fiscal 2021 CIP – Second Half FY21 (Full Year)	Revenue	$424M	$431M	$438M
	Non-GAAP EBIT	$11.5M	$18.5M	$25.5M
	Funding	50%	100%	150%

1)	Plan is funded at a minimum of 25% until EBIT(ex. Bonus) threshold $11.5M is met. No NEO payouts until the $11.5M threshold is met.

Target Annual Cash Incentive Opportunities

In May 2020, the Compensation Committee reviewed the target annual cash incentive opportunities of our NEOs. With respect to our NEOs, the Compensation Committee decided to maintain the target annual cash incentive opportunities (expressed as a percentage of his or her base salary) of our NEOs (other than our CEO) at their fiscal 2020 levels and recommended to our Board of Director that the target annual cash incentive opportunity of our CEO be maintained at its fiscal 2020 level. After consideration, our non-employee directors approved this recommendation. As a result, the target annual cash incentive opportunities of our NEOs for fiscal 2021 were as follows:

Named Executive Officer	Target Annual Cash Incentive (% of Base Salary)	Annualized Target Annual Cash Incentive Opportunity ($)

Mr. Howe	110%	$759,000

Mr. Jenson	100%	$550,000

Mr. Arra[1]	120%	$522,000

Ms. Gupta	65%	$282,750

Mr. Jones	65%	$279,500

1)

Mr. Arra’s target annual cash incentive opportunity consisted of two components: a commission target equal to 100% of his base salary based on revenue and profitability to align to his Chief Commercial Officer responsibilities and a second target equal to 20% of his base salary based on the Fiscal 2021 CIP to align with the rest of the Executive Team.

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Fiscal 2021 Cash Incentive Plan Results

The actual financial results for the Fiscal 2021 CIP were (i) revenue of $204.1 million and $443 million for the first half of fiscal 2021 and the full fiscal year ended March 31, 2021, respectively; and (ii) Non-GAAP EBIT of $12.4 million and $34.3 million for the first half of fiscal 2021 and the full fiscal year ended March 31, 2021, respectively, which resulted in 147% of the first half target performance being achieved and 150% of the second half target performance level being achieved, for a total payment of 148.6% of target as set forth in the chart below:

	1HFY21 Cash Incentive Plan (CIP)

Final 1HFY21 Attainment (First 6 Months)	Metrics	Weight	9/30/2020	Final Payout
	Revenue	60%	$204.1M	145%
	Non-GAAP EBIT	40%	$12.1M	150%
	Final 1HFY21 Total Attainment (payable in June 2021)			147%

	2HFY21 Cash Incentive Plan (CIP)

Final 2HFY21 Attainment (Full Year)	Metrics	Weight	3/31/2021	Final Payout
	Revenue	60%	$443M	150%
	Non-GAAP EBIT	40%	$34.6M	150%
	Final 2HFY21 Total Attainment (payable in June 2021)			150%

Final Total Attainment (payable in June 2021)				148.6%

Individual Payments

For the Fiscal 2021 CIP, our CEO took into consideration individual performance differentiation as permitted by the plan to adjust the final payment recommendations to the Compensation Committee for the other NEOs’ Fiscal 2021 CIP payments, as set forth in the table below. The difference between the percentages in the “Actual Payment (% of Target)” column and “Corporate Results” column represent the final payment recommendations of our CEO. These recommendations were based on our CEO’s evaluation of each NEO’s individual contributions for fiscal 2021. The Compensation Committee approved our CEO’s recommended payments.

The Compensation Committee determined not to exercise its discretion to adjust its final payment recommendation to the independent members of our Board for our CEO’s Fiscal 2021 CIP payment. Instead, the Compensation Committee recommended to the independent members of our Board of Directors that the final Fiscal 2021 CIP payment to our CEO be equal to 148.6% of his target annual cash incentive opportunity. Upon consideration of the achievement of business objectives during a global pandemic, the independent members of our Board approved this recommendation.

The individual payments made to our NEOs for the Fiscal 2021 CIP were as follows:

Named Executive Officer	Target Award ($)	Actual Payment ($)	Actual Payment (% of Target)

Mr. Howe	$759,000	$1,128,000	148.6%

Mr. Jenson	$550,000	$850,000	154.5%

Mr. Arra	$87,500	$125,000	143.7%

Ms. Gupta	$282,750	$400,000	141.5%

Mr. Jones	$279,500	$415,000	148.5%

Compensation Discussion and Analysis

LiveRamp Commission Incentive Plan – Mr. Arra

In addition to the Fiscal 2021 CIP reflected in the table above, as our Chief Commercial Officer, Mr. Arra was also a participant in the LiveRamp Commission Plan given his commercial leadership role. Mr. Arra’s target commission opportunity was set at $435,000 – 100% of his base salary – which was to be earned in four equal quarterly increments based on pre-established U.S. revenue and bookings targets for the Company in each fiscal quarter. For fiscal 2021, the Company achieved, in the aggregate, 105.4% of its annualized U.S. revenue and 115.% of its U.S. bookings target, which resulted in Mr. Arra earning a total commission payment in the amount of $688,804, which represented 158% of his target commission opportunity for fiscal 2021.

Long-Term Incentive Compensation

Long-term incentive compensation is an effective tool for focusing our NEOs on stockholder value creation over a multi-year period. Long-term incentives also serve as a core retention tool and can discourage inappropriate short-term risky behaviors. In fiscal 2021, annual “refresh” equity awards were granted to the NEOs in May 2020. These equity awards included both time-based and performance-based stock awards as described below.

The Compensation Committee determined the amount of long-term incentive compensation for our NEOs (and, in the case of our CEO, formulated its recommendation to the independent members of the Board for his long-term incentive compensation award) as part of its annual compensation review. In making these awards and recommendation, the Compensation Committee took the following factors into consideration:

•	a competitive market analysis prepared by its compensation consultant;

•	the recommendations of our CEO (except with respect to his own long-term incentive compensation award);

•	the outstanding equity holdings of each NEO;

•	the projected impact of the proposed awards on our earnings;

•

the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the median proportions of the companies in our compensation peer group; and

•

the potential voting power dilution to our stockholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group after taking into account each of the other factors above.

Total Stock-Based Compensation as a Percentage of Revenue

The Compensation Committee believes that it is important to monitor stock-based compensation as a percentage of revenue against our peers and industry standards. Over the past three fiscal years the Compensation Committee has continued to manage the expense of our core broad-based equity program (“Core Stock Plan Expense”) which is used to grant equity awards to employees, including the NEOs. Core Stock Plan Expense was $61M for fiscal 2021, or 14% of revenue, representing 55% of our total stock-based compensation expense. That percentage has consistently decreased as a percent of revenue over the last three fiscal years.

In addition to our Core Stock Plan Expense, the Compensation Committee also believes that stock is an essential tool to use in acquisitions. Acquisition-related stock-based-compensation expense was $29M in fiscal 2021, or 25% of our total stock-based-compensation expense for fiscal 2021.

The last type of stock-based-compensation expense related to one-time accelerated vesting for awards that would have otherwise vested over the next six months, which enabled us to take advantage of significant tax savings in fiscal 2021. A detailed description of our acquisition related stock-based-compensation expense and tax acceleration actions are discussed in footnote 14 of our Annual Report on Form 10-K for the year ended March 31, 2021.

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The table below shows a breakdown of the various types of stock-based compensation (or SBC) as a percent of revenue and as a percent of our total stock-based compensation expense.

Expense Type	FY19 Revenue $286M			FY20 Revenue $381M			FY21 Revenue $443M
	Expense Amount	% of Revenue	% of Total SBC Expense	Expense Amount	% of Revenue	% of Total SBC Expense	Expense Amount	% of Revenue	% of Total SBC Expense

Core Stock Plan	$52M	18%	50%	$60M	16%	67%	$61M	14%	55%

Acquisition-Related SBC	$31M	11%	30%	$29M	8%	33%	$29M	7%	26%

One-Time Accelerations SBC	$20M	7%	20%	$0M	0%	0%	$21M	5%	19%

Total SBC	$103M	36%	100%	$89M	24%	100%	$112M	25%	100%

Annual Equity Award Design

For fiscal 2021, long-term incentive compensation awards were granted to our NEOs in May 2020 in the form of PSU awards and time-based RSU awards. The awards were weighted more heavily towards PSUs for our CEO, with 60% of his long-term incentive compensation opportunity in the form of PSU awards and 40% in the form of an RSU award. The Compensation Committee believed that weighting our CEO’s long-term compensation opportunity more heavily toward PSUs in comparison to other executives better aligns our CEO’s goals with those of our stockholders. For the other NEOs, their long-term incentive compensation was weighted 50% in the form of PSU awards and 50% in the form of RSU awards. The equity awards granted to our NEOs were as follows:

Named Executive Officer	RSU Awards (Shares)	PSU Awards (Shares)	Target Value ($)[1]

Mr. Howe	49,580	74,371	$4,545,000

Mr. Jenson	35,112	35,112	$2,575,000

Mr. Arra	23,863	23,863	$1,750,000

Ms. Gupta	23,863	23,863	$1,750,000

Mr. Jones	14,999	14,999	$1,100,000

1)	The target number of shares granted in fiscal 2021 as reported in the table above are based on the 20-day trailing average stock price of $36.63 per share on May 19, 2020.

Fiscal 2021 Time-Based RSU Awards

The time-based RSU awards were for shares of our common stock and vest over a four-year period. The RSU awards vest as to 25% of the shares subject to the award after the first year and vest as to one-sixteenth of the shares subject to the award each quarter thereafter, contingent upon such NEO’s continued employment as of each applicable vesting date.

Compensation Discussion and Analysis

Fiscal 2021 PSU Awards

The PSU awards were subject to two performance measures, one an internal measure and the other a relative measure. The first performance measure was based on the “Rule of 40,” which involved a combination of three-year revenue growth percentage and EBITDA margin percentage measured on a quarterly basis, which the Compensation Committee believed is a critical metric in driving stockholder value creation. This performance measure represents 70% of the total value of each award. The second performance measure involves our relative total shareholder return (“TSR”) measured against the Russell 2000 Index. This performance measure represents 30% of the total value of each award.

•

Rule of 40 – As noted above, 70% of the target number of shares of our common stock subject to the PSU awards are to be earned based on a combination of three-year revenue growth percentage and EBITDA margin percentage. These PSU awards have a potential three-year performance period, commencing on April 1, 2020 and ending on March 31, 2023. Specifically, the awards are eligible to be earned by combining our trailing 12-month (“TTM”) revenue growth and EBITDA margin at the end of each fiscal quarter over a three-year performance period commencing with the fiscal quarter ending June 30, 2021 (which represents the completion of the first TTM 12-month measurement period). For example, TTM revenue growth of 35% and TTM EBITDA margin of -5% would yield performance of 30% for the purpose of these awards. At the end of each fiscal quarter during the performance period, TTM revenue growth is added to TTM EBITDA margin to determine attainment using the table below.

Metric Growth (Revenue + EBITDA Margin)	Below 20%	20%	25%	30%	35%	40%	45%

Attainment (% of total shares granted)[1]	0%	25%	50%	75%	100%	150%	200%

1)

Note that the amount earned is to be interpolated for amounts between the designated percentages. No PSUs are earned for below-threshold performance, and payout is capped at 200% of target even if performance exceeds the maximum goal.

To the extent that shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period. The first measurement period will be for the TTM period ending on June 30, 2021.

•

Relative TSR – Thirty percent of the target number of shares of our common stock subject to the NEOs’ PSU awards are to be earned based on our relative TSR compared to the Russell 2000 Index as measured over a three-year performance period commencing on April 1, 2020 and ending on March 31, 2023. Specifically, the number of shares of our common stock for which these awards may be earned and settled varies based on our TSR relative to the TSR of the Russell 2000 Index, measured by percentile ranking, over the performance period and can range from 0% to 200% of the target number of shares (though the award will be capped at 100% if our TSR is negative). The actual number of shares earned will be determined by the Compensation Committee after the end of the three-year performance period. For purposes of this portion of the PSU awards, the payment range based on our TSR relative to the Russell 2000 Index over the performance period is to be measured as follows:

Relative TSR Percentile	Below 25th Percentile	25th Percentile	50th Percentile	60th Percentile	90th Percentile and Above

Attainment (% of total shares granted)[1]	0%	25%	77%	100%	200%

1)

Note that the amount earned is to be interpolated for amounts between the designated percentages. No PSUs are earned for below-threshold performance, and payout is capped (i) at 200% of target even if performance exceeds the maximum goal and (ii) 100% if our TSR is negative.

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Prior Performance Award Attainment Status

FY19-21 Transformational Performance Awards (Rule of 40)

Shortly after the AMS sale in October 2018, our NEOs (other than the CEO) received one-time equity awards designed to promote and incent the strong, stable leadership team needed to deliver exceptional results for our stockholders. These “Transformational Performance Awards” were granted to focus our leadership team on both top-line and bottom-line growth to incentivize both near-term performance and long-term strategic decision making. The awards are eligible to be earned by combining our TTM revenue growth and EBITDA margin at the end of each fiscal quarter over a three-year performance period commencing with the fiscal quarter ending June 30, 2019, with the first measurement period ending on June 30, 2020 and the final measurement period ending on September 30, 2022. To the extent that shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period. Through March 31, 2021, the Compensation Committee has certified cumulative attainment of 57.4% of target as shown in the table below:

Other Compensation Topics

Stock Ownership Guidelines

As one way of ensuring a strong connection between our executive officers and stockholders’ interests, our executive officers are subject to stock ownership guidelines designed to ensure that they have a meaningful stake in LiveRamp, while acknowledging their need for portfolio diversification. These stock ownership guidelines are as follows:

Executive Officer	Stock Ownership Requirement

Chief Executive Officer	Three times annual base salary

Other NEOs	One times annual base salary

Generally, each NEO has five years from the date of appointment to attain the required ownership level. In the event of an increase in an executive officer’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet any increased guidelines resulting from the increased base salary. Under the guidelines, stock ownership includes shares of our common stock purchased on the open market; owned jointly with, or separately by, immediate family members (spouse and dependent children); held in trust for the NEO or an immediate family member; held through any Company-sponsored plan, such as an employee stock purchase plan, a qualified retirement plan, or a supplemental executive retirement plan; obtained through the exercise of stock options; and 50% of the NEO’s unvested RSU awards (after deduction of applicable federal and state taxes).

Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above guidelines may result in a reduction in future equity awards or cash incentive payouts in the form of shares of our common stock. As of March 31, 2021, each of the NEOs was in compliance with his or her applicable stock ownership requirement. Please see the section entitled “Stock Ownership” elsewhere in the Proxy Statement for a presentation of our NEOs’ equity holdings.

Retirement and Welfare Benefits

Our NEOs are eligible to participate in the same tax-qualified retirement and welfare plans as our other full-time employees. We sponsor a Section 401(k) plan that provides for employer matching contributions which are currently paid in cash. Our NEOs are also eligible to receive retirement benefits through our non-qualified supplemental executive retirement plan described below. We believe these benefits are important for attracting, motivating, rewarding, and retaining our NEOs, and are comparable to retirement benefits being provided by companies in our compensation peer group.

Compensation Discussion and Analysis

Defined Benefit Pension Plan

None of our NEOs participate in or have an account balance in a tax-qualified defined benefit pension plan maintained by us.

Supplemental Executive Retirement Plan

While we do not maintain a defined benefit pension plan, our highly compensated employees, including our Named Executive Officers, are eligible to participate in our non-qualified Supplemental Executive Retirement Plan (the “SERP”) which enables them to contribute their pre-tax income into the plan through payroll deductions. The purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of certain limits that apply under the Company’s 401(k) plan. Participants may defer up to 90% of their pre-tax income.

The investment choices for participant contributions under the SERP are similar to those provided under the 401(k) plan. A participant’s contributions are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds. The participant does not actually own any shares in the investments.

Health Benefit Plans

We maintain several broad-based employee benefit plans in which our NEOs are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, and disability benefits. We believe these benefits encourage the overall health, stability and well-being of our NEOs and are comparable to those plans being provided by the companies in our compensation peer group.

Executive Physical Program

Our Executive Physical Program was introduced in fiscal 2021 and is designed to provide our most senior level executives with the opportunity to participate in comprehensive preventive check-ups. The program is a component of our health plan, and participation is voluntary. The program offers an annual comprehensive physical that includes services such as a routine medical examination, blood tests and x-rays. Not included are expenses for the treatment, cure or testing of a known illness, disability, or physical injury or lifestyle behavior change program that are generally provided under the group health plan.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We describe the perquisites and other personal benefits provided to our NEOs in the Summary Compensation Table. In the future, we may provide perquisites or other personal benefits in limited situations, such as where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment and retention purposes. All future practices with respect to perquisites or other personal benefits to NEOs will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation

We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. Accordingly, our CEO and CFO are eligible to receive certain specified payments and benefits in the event of a termination of employment in connection with a change in control of LiveRamp as provided in their respective employment agreements. In addition, our other NEOs are eligible to participate in the LiveRamp Holdings, Inc. Executive Officer Severance Policy. Details regarding the LiveRamp Holdings, Inc. Executive Officer Severance Policy are included in the “Potential Payments Upon Termination or Change of Control” section below.

Our post-employment compensation arrangements have been designed to provide reasonable compensation to executive officers who leave LiveRamp under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign and not revoke a general release and waiver of any and all claims against us as a condition to receiving post-employment compensation payments or benefits.

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We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation arrangements for the NEOs, the Compensation Committee has drawn a distinction between voluntary terminations of employment, termination of employment for cause, and terminations of employment without cause or as a result of a change in control of LiveRamp. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the NEO’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation, because such events often reflect either inadequate performance or an affirmative decision by the NEO to end his or her relationship with us.

In the case of the post-employment compensation arrangements in the event of a termination of employment in connection with a change in control of LiveRamp, we believe that these arrangements are designed to align the interests of management and stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.

Generally, payments and benefits in the event of a change in control of LiveRamp are payable only if there is a subsequent loss of employment by an executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention power following a change in control of LiveRamp and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.

We have not provided excise tax payments (“gross-ups”) relating to a change in control of LiveRamp and have no such obligations in place with respect to any of our executive officers, including our NEOs.

Compensation Recovery (“Clawback”) Policy

We maintain a compensation recovery policy (“Clawback Policy”) which provides that if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws as a result of the intentional misconduct by an executive officer with the title of Senior Vice President or higher, our Board may require reimbursement for any bonus or other incentive compensation (including equity awards) earned above what would have been earned under the restated financial statements, including any profits realized from the sale of our equity securities, that was paid to any such executive officer during the 12-month period preceding the first public issuance or filing with the SEC of the financial document in which the material noncompliance was contained. The independent members of our Board will determine whether material noncompliance with financial reporting requirements is the result of intentional misconduct of the executive officer.

Policy Prohibiting Hedging or Pledging of Our Securities

Our insider trading policy prohibits all of our employees, including our Named Executive Officers, and the members of our Board of Directors from engaging in short sales, as well as hedging or monetization transactions (such as zero-cost collars and forward sales contracts). In addition, our executive officers, including the Named Executive Officers, are prohibited from holding shares of our common stock in a margin account or otherwise pledging shares of our common stock as collateral for a loan. The prohibitions also apply to spouses, dependent children and others living in the same household.

Tax Strategy and Fiscal 2021 Compensation

The Compensation Committee periodically reviews the potential impact of the applicable tax and accounting rules on the material elements of our executive compensation program. These factors are considered by the Compensation Committee along with the other factors described above when making decisions about the annual and long-term incentive compensation awards for our executive officers.

Compensation Discussion and Analysis

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and members of our Board who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999 during fiscal 2021, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the award may never realize any value from their awards.

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Schedule 1

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP

Adjusted EBIT CIP Metric

(Unaudited)

(Dollars in millions)

	Six Months ended September 30, 2020	Year ended March 31, 2021

Net earnings (loss), as reported	(45.7)	(90.3)

Income tax benefit	(6.9)	(30.5)

Total other (income) expense	(0.2)	0.3

Operating Income (loss), as reported	(52.9)	(120.5)

Adjustments:

Purchased intangible asset amortization	9.7	18.0

Non-cash stock compensation	40.7	111.7

Restructuring charges	1.4	2.7

Transformation costs	3.9	3.9

Incentive compensation expense	9.4	18.8

Total Adjustments	65.0	155.2

Non-GAAP Adjusted EBIT CIP Metric	12.1	34.6

Compensation Tables

Summary Compensation Table

The following table shows the compensation earned by or awarded to our Named Executive Officers in fiscal years ended March 31, 2021, 2020 and 2019.

Named Executive Officer	Fiscal Year	Salary	Bonus	Stock Awards[1]	Option Awards	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total

Scott E. Howe Chief Executive Officer	2021	$690,000	-	$5,102,588	-	$1,128,000	$17,100	$6,937,688
	2020	$690,000	-	$8,914,525	-	$1,017,000	$16,800	$10,638,325
	2019	$685,000	-	$4,805,616	-	$1,072,240	$13,573	$6,576,429

Warren C. Jenson President, Chief Financial Officer & Executive MD International	2021	$550,000	-	$2,851,681	-	$850,000	$78,733	$4,330,414
	2020	$550,000	-	$2,543,131	-	$740,000	$82,638	$3,915,769
	2019	$546,250	-	$5,859,966	-	$787,400	$53,967	$7,247,583

James F. Arra Former President & Chief Commercial Officer	2021	$435,000	-	$1,938,065	-	$813,804	$71,830	$3,258,699
	2020	$431,667	-	$1,525,832	-	$1,010,000	$115,220	$3,082,719
	2019	$411,250	-	$6,879,558	-	$582,146	$130,856	$8,003,810

Anneka R. Gupta President & Head of Products and Platforms	2021	$435,000	-	$1,949,499	-	$400,000	$13,632	$2,798,131
	2020	$431,667	-	$1,525,832	-	$380,000	$11,880	$2,349,379
	2019	$411,250	-	$6,879,558	-	$383,090	$11,475	$7,685,373

Jerry C. Jones EVP, Chief Ethics and Legal Officer	2021	$430,000	-	$1,218,161	-	$415,000	$17,100	$2,080,261
	2020	$430,000	-	$1,040,033	-	$375,000	$26,858	$1,871,891
	2019	$426,250	-	$3,661,275	-	$381,670	$23,343	$4,492,538

1.

These amounts reflect the grant date fair value of awards of RSU and PSUs. We calculated the amounts in accordance with financial statement reporting rules. For RSUs and the portion of the performance awards based on the Rule of 40 granted in fiscal 2021, the amount was determined by reference to quoted market prices for the shares on their grant date, which was $37.82 and 54.71 for the grants on May 19, 2020 and August 11, 2020, respectively. For the portion of the performance awards based on relative TSR granted in fiscal 2021, we estimated the grant date fair value to be $56.41 using a Monte Carlo simulation model. The amount reported for each PSU grant is based on the probable outcome of the underlying performance conditions, measured as of the grant date (100% of target value) and PSUs vest in a number of shares from zero to 200% of target of the award based on performance. The grant date fair value for the fiscal 2021 awards (including both RSUs and PSUs) at the highest level of performance for each executive is Mr. Howe $8,330,061, Mr. Jenson $4,375,426, Mr. Arra $2,973,631, Ms. Gupta $2,985,065 and Mr. Jones $1,869,060.

2.

These amounts represent annual cash incentive awards earned by the Named Executive Officers under the Cash Incentive Plan based on Company results as well as Mr. Arra’s earnings from the LiveRamp Division Incentive Plan. For more information regarding how these determinations were made, see the “Annual Cash Incentive Plan—Individual Payments” section of the Compensation Discussion and Analysis.

3.	The amounts disclosed in the “All Other Compensation” column for fiscal 2021 include the following:

Named Executive Officer	401(k) Matching Contributions	Other		Total

Scott E. Howe	$17,100	-		$17,100

Warren C. Jenson	$17,100	$61,633	[a]	$78,733

James F. Arra	$13,064	$58,766	[b]	$71,830

Anneka R. Gupta	$13,632	-		$13,632

Jerry C. Jones	$17,100	-		$17,100

a)	Represents expenses associated with Mr. Jenson’s international assignment in his role as President, International of $58,945 and cell phone allowance of $2,688.
b)	Represents Mr. Arra’s commuting expenses (including airfare and apartment rental) of $57,086 and cell phone allowance of $1,680.

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Grants of Plan-Based Awards for Fiscal 2021

The following table shows grants of plan-based awards made to our Named Executive Officers during fiscal 2021. Non-equity incentive plan awards were granted under the 2010 Cash Incentive Plan and stock awards were granted under the Amended and Restated 2005 Equity Compensation Plan.

Named Executive Officers	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott E. Howe	N/A	$189,750	$759,000	$1,518,000
	5/19/2020				18,593	74,371	148,742		$3,227,472
	5/19/2020							49,580	$1,875,116
Warren C. Jenson	N/A	$137,500	$550,000	$1,100,000
	5/19/2020				8,778	35,112	70,224		$1,523,745
	5/19/2020							35,112	$1,327,936
James F. Arra	N/A	$152,250	$522,000	$1,044,000
	5/19/2020				5,966	23,863	47,726		$1,035,566
	5/19/2020							23,863	$902,499
Anneka R. Gupta	N/A	$70,688	$282,750	$565,000
	5/19/2020				5,966	23,863	47,726		$1,035,566
	5/19/2020							23,863	$902,499
	8/11/2020							209	$11,434
Jerry C. Jones	N/A	$69,875	$279,500	$559,000
	5/19/2020				3,750	14,999	29,998		$650,899
	5/19/2020							14,999	$567,262

1.

The amounts reported in these columns represent potential performance-based cash bonuses that each NEO could have earned based upon the Company’s achievement of certain quantitative performance criteria set forth in the Company’s performance-based cash bonus programs. For more information regarding actual payments under the Company’s performance-based cash bonus programs, see the “Annual Cash Incentives Plan – Individual Payments” section of the Compensation Discussion and Analysis.

2.

The amounts reported in these columns represent potential share payouts with respect to PSU awards granted in fiscal 2021 that are subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of the target number of shares.

3.

The amounts reported in this column represent time-based RSUs granted in fiscal 2021. The reported grants will vest 25% on the first anniversary of the grant date, then 6.25% every three months thereafter until fully vested. The awards will fully vest on the fourth anniversary of the grant date. The time-based RSUs granted to Ms. Gupta on August 11, 2020 were granted pursuant to the 2005 Equity Compensation Plan under the Company’s broad-based authority to grant stock awards to employees in recognition of milestone employment anniversaries.

4.

For RSU awards and the portion of the performance awards based on the Rule of 40 granted in fiscal 2021, the fair value was determined by reference to quoted market prices on the date of grant for the shares of our common stock, which was $37.82 and $54.71 for the grants on May 19, 2020 and August 11, 2020, respectively. The value was determined by reference to the quoted market price for Company shares on the date of grant since the performance criteria did not include a market condition. For the portion of the performance awards based on relative TSR granted in fiscal 2021, we estimated the grant date fair value to be $56.41 using a Monte Carlo simulation model. The amount reported for each PSU grant is based on the probable outcome of the underlying performance conditions, measured as of the grant date (100% of target value) and PSUs vest in a number of shares from zero to 200% of the target number of shares.

Compensation Tables

Outstanding Equity Awards at 2021 Fiscal Year End

The following table shows equity awards that we have made to our Named Executive Officers that were outstanding as of March 31, 2021.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[5]
Name	Grant Date	Exercisable	Unexercisable
Scott E. Howe	5/21/2012	164,204		$13.28	5/21/2022	6/16/2017				3,813	[6]	$197,818
	5/23/2013	136,196		$21.46	5/23/2023	5/22/2018				20,030	[7]	$1,039,156
	5/20/2014	154,596		$21.17	5/20/2024	5/22/2019	117,849	[1]	$6,114,006	17,913	[7]	$929,326
	5/20/2015	174,847		$17.49	5/20/2025	5/19/2020	74,371	[10]	$3,858,367	49,580	[7]	$2,572,210
Warren C. Jenson						6/12/2017				1,986	[6]	$103,034
						5/22/2018				10,190	[7]	$528,657
						10/19/2018	18,155	[2]	$941,881	12,085	[3]	$626,970
						10/19/2018				21,163	[8]	$1,097,936
						5/22/2019				12,317	[7]	$639,006
						5/22/2019	6,569	[4]	$340,800	16,760	[9]	$869,509
						5/19/2020	35,112	[10]	$1,821,611	35,112	[7]	$1,821,611
James F. Arra						6/28/2017				712	[6]	$36,939
						5/22/2018				5,240	[7]	$271,851
						10/19/2018	27,234	[2]	$1,412,900	18,127	[3]	$940,429
						10/19/2018				31,744	[8]	$1,646,879
						5/22/2019				7,389	[7]	$383,341
						5/22/2019	3,941	[4]	$204,459	10,056	[9]	$521,705
						5/19/2020	23,863	[10]	$1,238,012	23,863	[7]	$1,238,012
Anneka R. Gupta	1/24/2012	797		$1.10	1/23/2022	6/28/2017				712	[6]	$36,939
	12/13/2012	4,517		$0.85	12/12/2022	5/22/2018				5,240	[7]	$271,851
	7/24/2013	452		$0.85	7/23/2023	10/19/2018	27,234	[2]	$1,412,900	18,127	[3]	$940,429
	3/25/2014	11,559		$2.58	3/24/2024	10/19/2018				31,744	[9]	$1,646,879
	6/29/2016	36,671		$21.32	6/29/2026	5/22/2019				7,389	[8]	$383,341
						5/22/2019	3,941	[4]	$204,459	10,056	[9]	$521,705
						5/19/2020	23,863	[10]	$1,238,012	23,863	[8]	$1,238,012
						8/11/2020				209	[7]	$10,843
Jerry C. Jones	5/20/2015	5,209		$17.49	5/20/2025	6/12/2017				593	[6]	$30,765
						5/22/2018				3,785	[7]	$196,366
						10/19/2018	13,617	[2]	$706,450	9,064	[3]	$470,214
						10/19/2018				15,872	[8]	$823,439
						5/22/2019				4,925	[7]	$255,509
						5/22/2019	2,628	[4]	$136,341	6,704	[9]	$347,804
						11/12/19				335	[8]	$17,380
						5/19/2020	14,999	[10]	$778,148	14,999	[7]	$778,148

1.

This amount represents outstanding and unvested awards of PSUs (at target) granted to the CEO in fiscal 2020 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. The awards are scheduled to vest, if at all, based (i) 70% on the compound annual growth rate of the Company’s revenue over the three-year performance period ending March 31, 2022 and (ii) 30% based on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 21, 2022 against the Russell 2000, measured by percentile ranking.

2.

These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2019 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. Each recipient may become vested in a number of shares based on combined trailing twelve-month (“TTM”) revenue growth and EBITDA margin over a three-year performance period commencing with the fiscal quarter ending June 30, 2019. At the end of each fiscal quarter during the performance period, TTM revenue growth is added to TTM EBITDA margin to determine attainment. To the extent that shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period.

3.

These amounts represent one-half of the earned amount of the NEO’s PSUs granted in fiscal 2019 (described in footnote 2 above) and earned in fiscal 2021. Of the amounts, a portion will vest on August 11, 2021 and the remainder will vest on February 9, 2022.

4.

These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2020 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. Each recipient may become vested in a number of shares based on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 21, 2022 against the Russell 2000, measured by percentile ranking.

5.	This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock on March 31, 2021 (the last business day of the fiscal 2021), which was $51.88.
6.

Represents awards of RSUs granted on June 12, 2017 to Messrs. Jenson and Jones and on June 16, 2017 to the CEO that initially vested 25% on May 23, 2018, then 6.25% every three months thereafter until fully vested. The award will be fully vested on May 23, 2021.

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7.

Represents awards of RSUs that initially vested (or will vest) 25% on the first anniversary of their respective grant dates, then 6.25% every three months thereafter until fully vested. Such awards will fully vest on the fourth anniversary of their grant date.

8.

Represents awards of RSUs granted on October 19, 2018 that vest over four years, with 50% vesting on the second anniversary, and 25% per year thereafter until fully vested. The awards will be fully vested on October 19, 2022.

9.	Represents two-thirds of each NEO’s PSUs granted and earned in fiscal 2020. The earned awards will vest on May 19, 2021 and May 19, 2022, subject to continued employment.
10.

These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2021 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. The awards are scheduled to vest, if at all, based (i) 70% on combined trailing twelve-month (“TTM”) revenue growth and EBITDA margin over a three-year performance period commencing with the fiscal quarter ending June 30, 2021 (the “Rule of 40 shares”) and (ii) 30% on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 21, 2023 against the Russell 2000, measured by percentile ranking. To the extent that Rule of 40 shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period.

Option Exercises and Stock Vested During Fiscal 2021

The following table shows the value realized by our Named Executive Officers on option exercises and stock awards vesting during fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)[1]	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Scott E. Howe	344,925	$14,481,152	254,583	$13,258,933
Warren C. Jenson	17,940	$636,293	133,123	$7,133,894
James F. Arra	36,671	$1,194,374	97,035	$5,359,373
Anneka R. Gupta	-	-	97,010	$5,358,194
Jerry C. Jones	14,724	$473,377	61,238	$3,337,938

1.

The option awards values were determined by multiplying the number of shares acquired upon exercise by the difference between the strike price of the options and the market price of the Company’s common stock on the exercise date.

2.	The stock awards values were determined by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock on the vesting date.

Nonqualified Deferred Compensation During Fiscal 2021

The Company maintains the LiveRamp Holdings Non-Qualified Deferral Plan, or SERP, that includes participation by our NEOs.

Name	Executive Contributions in Fiscal 2021[1]	Registrant Contributions in Fiscal 2021[2]	Aggregate Earnings in Fiscal 2021[3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at 3/31/2021[4]
Scott E. Howe	-	-	-	-	-
Warren C. Jenson	-	-	-	-	$115,153
James F. Arra	-	-	-	-	$489,397
Anneka R. Gupta	$603,000		-	-	$886,231
Jerry C. Jones	$12,900	-	-	-	$735,571

Potential Payments Upon Termination or Change in Control

1.	These amounts are included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
2.	The plan does not provide for registrant contributions for fiscal 2021.
3.	None of the earnings are above-market earnings and are therefore not reflected in the Summary Compensation Table.
4.

All amounts contributed by an NEO and LiveRamp in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent the NEO was an NEO for purposes of the SEC’s executive compensation disclosure.

Nonqualified Deferral Plan or SERP

The purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of certain limits that apply under the Company’s 401(k) plan. For calendar year 2020, the plan was revised and no longer includes a matching company contribution. Participants may defer up to 90% of their pre-tax income. The investment choices for participant contributions under the SERP are similar to those provided under the 401(k) plan. A participant’s contributions are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds. The participant does not actually own any shares in the investments.

Prior to deferring compensation, participants must elect the time and manner of their account payouts. Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity. Under limited circumstances, participants may change the time and manner of their account payouts or receive distributions because of a financial hardship or other conditions.

Potential Payments Upon Termination or Change in Control

The tables and narrative below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of the executive’s employment under the various circumstances described. The amounts shown assume that the termination was effective as of March 31, 2021. These are only estimates of the amounts which would be paid to the Named Executive Officers upon their termination. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company. Payments or benefits generally available to all employees on similar terms are not described.

Potential Payments Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she may be entitled to receive amounts earned during his/her term of employment. These amounts include:

•	base salary earned through the date of termination; and

•	amounts accrued and vested through the Company’s 401(k) plan or SERP.

Employment Agreements. Mr. Howe entered into a new employment agreement with the Company effective February 14, 2018 (the “Howe Agreement”). Mr. Jenson entered into a new employment agreement with the Company effective February 14, 2018 (the “Jenson Agreement” and, together with the Howe Agreement, the “Employment Agreements”). Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are entitled to termination payments if either of them is terminated by us without cause or if either of them resigns for good reason. For this purpose “cause” is generally defined to include a willful failure to substantially perform duties following a cure period, intentional misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or a material breach of the agreement or other policy that remains following a cure period, and “good reason” is generally defined to include a material reduction or change in title, position or responsibilities, a reduction in salary, breach of the agreement by the Company that remains following a cure period, and, in the Jenson Agreement, a material change in his reporting relationship or a requirement for relocation more than 30 miles away. Additionally, the Employment Agreements provide for certain payments in the case of non-renewal, change in control with termination of employment and death and disability.

Severance Policy. The LiveRamp Holdings, Inc. Executive Severance Policy (the “Severance Policy”), initially adopted on November 9, 2010 and amended thereafter from time to time, provides certain benefits to all officers of the Company designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, except for those officers with employment agreements in effect, in the event of a without cause termination or following a change in control, a without cause termination or resignation for good reason. For this purpose, “cause” is generally defined to include a willful failure to substantially perform duties following a cure period, willful misconduct, gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime, or a material breach of the Severance Policy or other policy that remains after a cure period. As of March 31, 2021, Mr. Arra, Ms. Gupta and Mr. Jones are covered by the terms of the Severance Policy.

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Change in Control. The Employment Agreements, Severance Policy and 2005 Plan provide for certain payments and/or benefits upon the occurrence of a change in control of the Company. The 2005 Plan generally defines a change in control as a transaction involving (i) the consummation of a reorganization, merger, consolidation or similar transaction involving the Company (other than such a transaction in which our stockholders immediately prior to the transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation), (ii) a sale of all or substantially all of the Company’s assets, (iii) the liquidation or dissolution of the Company, or (iv) the acquisition of a significant percentage (no less than beneficial ownership of 20%) of the voting power of the Company. The Severance Policy and Employment Agreements generally provide that a change in control includes (i) an acquisition of any Company securities entitled to vote generally in the election of directors by a person immediately after which such person has beneficial ownership of 30% or more of the combined voting power of the Company’s then-outstanding voting securities (excluding certain acquisitions that would not trigger a change in control), (ii) individuals who constitute the Board of the Company cease for any reason to constitute at least a majority of our Board (with certain exceptions), or (iii) consummation of reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company, or the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation, unless immediately following the applicable transaction, (A) the pre-transaction stockholders beneficially own at least 50% of the post-transaction combined voting power in substantially the same proportions as before the transaction, (B) members of the pre-transaction Board comprise at least a majority of the post-transaction Board, and (C) no person (with certain exceptions) has beneficial ownership of 30% or more of the combined voting power of the surviving corporation’s then-outstanding voting securities.

In 2018, the Company amended the 2005 Plan to remove the Compensation Committee and Board of Director’s discretion in determining whether a change in control has occurred and provided for revised treatment of outstanding equity awards under the 2005 Plan upon a change in control. At the same time, the Compensation Committee authorized our management to make conforming amendments to our other equity compensation plans, to ensure that equity awards granted pursuant to such plans were treated consistently among all recipients of such awards. In addition, the Compensation Committee amended the 2005 Plan and Severance Policy, as well as the outstanding award agreements for PSU awards granted in fiscal 2017, fiscal 2018 and fiscal 2019 to provide for consistent and coordinated treatment of PSU awards in connection with a change in control of the Company. Pursuant to these amendments:

•	the applicable performance period for such PSU awards was truncated,

•	the number of PSUs that became eligible to vest was determined by the degree of achievement of the applicable performance objectives as of the change in control date, and

•

the number of PSUs that were determined to be eligible to vest will be treated as unvested RSUs, and if assumed or substituted for by the acquiring or surviving entity (or an affiliate of such entity), will convert into RSUs of equal value to be settled in cash or shares by the acquiring or surviving entity (as determined pursuant to the definitive agreement relating to the change in control). If the executive officer remains employed with the acquiring or surviving entity through the end of the original performance period, the RSUs (i.e., the converted PSU awards) will become fully vested. Further, if within 24 months following a change in control, the executive officer’s employment is terminated without cause, he or she resigns for good reason, or if he or she dies or becomes disabled, the RSUs (i.e., the converted PSU awards), to the extent unvested, will become fully vested. If the RSU awards (i.e., the converted PSU awards) are not appropriately assumed or substituted by the acquiring or surviving entity (or an affiliate of such entity), then such converted RSU awards will fully vest in accordance with the terms of the 2005 Plan.

Moreover, in anticipation of the sale of AMS (the “Potential Sale”) in 2018, the Committee clarified its interpretation of change in control as follows: (i) a Potential Sale would constitute a change in control for purposes of the 2005 Plan and awards thereunder; (ii) for employees who, following a Potential Sale remain employed by us, a Potential Sale would not constitute a change in control for purposes of the Employment Agreements or the Severance Policy, except in the event that (x) we materially reduce an executive’s, including a NEO’s, total compensation or (y) an executive, including a NEO, is required to relocate, in either case, within 24 months of completing a Potential Sale, such executive will be entitled to claim a post-change in control good reason termination of employment under the applicable arrangement; and (iii) for employees who, following a Potential Sale, “go with” the division sold in a Potential Sale, a Potential Sale would be deemed to constitute a change in control for purposes of the Severance Policy, entitling such individuals to the enhanced severance payments and benefits in accordance with the terms of those arrangements.

Terminations Without Cause, Resignation for Good Reason or Non-Renewal of Employment Agreements

Employment Agreements. In the event of a qualifying termination (other than non-renewal of employment agreement for Mr. Jenson), subject to the Company receiving a general release of claims from him, each of Mr. Howe and Mr. Jenson

Potential Payments Upon Termination or Change in Control

will be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) a prorated bonus for the fiscal year in which termination occurs, (iv) an amount equal to 200% of base salary, (v) an amount equal to 200% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs, (vi) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the termination according to the terms of the plan, policy or program, and (vii) vesting of a prorated portion of PSUs that are earned but unvested or for which the performance period is ongoing at the time of termination and at least one year of the performance period has elapsed. If the qualifying termination is a non-renewal of his employment agreement, the percentage for Mr. Jenson in (iv) and (v) above will be 100% and all other provisions above will remain the same.

The amounts referred to in clauses (i)-(iv) above are to be paid immediately following a waiting period which is generally 30 days following the termination date but which will be extended to 60 days if the termination is in connection with an exit incentive program or other employee termination program offered to a group or class of employees as defined under the Older Worker Benefit Protection Act (the “Delay Period”). Payment of the prorated fiscal year bonus will occur 90 days after the end of the fiscal year in which the termination occurs. Vesting of PSUs will occur immediately following expiration of the Delay Period for PSUs that are earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for PSUs related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on the Company’s actual performance.

Severance Policy. Under the Severance Policy, if Mr. Arra, Ms. Gupta or Mr. Jones is involuntarily terminated by the Company without cause other than in connection with a change in control, upon executing a general release of claims against the Company which includes one-year non-competition and non-solicitation restrictions, he or she will receive an amount equal to 100% of base salary, 100% of his or her average annual bonus based on their bonus payment for the preceding two years prior to termination (using target bonus for the portion of time he or she has been employed if less than two years), a prorated bonus based on the actual fiscal year results and a prorated portion of any PSUs (i) that are earned but unvested or (ii) for which the performance period is ongoing at the time of termination and for which at least one year of the performance period has elapsed. The base salary and average annual bonus will be paid on regular paydays during the 12 months following the Delay Period. The prorated bonus will be paid within 90 days after the end of the fiscal year in which the termination occurs or following the Delay Period, whichever is later. Vesting of PSUs will occur within 30 days of the expiration of the Delay Period for PSUs earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for PSUs related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on actual Company performance.

Retirement or Voluntary Termination In the event of retirement or voluntary termination, Mr. Howe, Mr. Jenson, Mr. Arra, Ms. Gupta and Mr. Jones will receive earned but unpaid base compensation through his or her retirement or termination date and any amounts accrued and vested to which he or she is otherwise entitled under a plan, program or policy of the Company.

Death or Disability In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, Mr. Howe, Mr. Jenson, Mr. Arra, Ms. Gupta and Mr. Jones will receive benefits under the Company’s life insurance plan or disability plan, as applicable. Also, upon death or six months following commencement of long-term disability payments, all unvested RSUs and stock options will vest. In addition, all PSUs related to a completed performance period will vest based on actual Company attainment of the specified performance targets and a prorated portion of PSUs related to an uncompleted performance period will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period.

Employment Agreements. The Employment Agreements provide that in the event of termination as a result of death or disability, each of Mr. Howe and Mr. Jenson or their respective estates would be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus for the fiscal year in which the date of termination occurs, prorated based on the portion of the applicable year he worked for the Company before the date of termination. The amounts in (i)-(iii) would be paid at the time it would otherwise have been paid had he remained employed. The amount in (iv) would be paid within 60 days of the date of termination.

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Potential Payments Upon Change in Control

Employment Agreements Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are eligible to receive change in control payments if they are terminated from employment by the Company without cause within 24 months following a change in control, or if they resign for good reason within 24 months following a change in control. The amount payable in the event of a qualifying termination, subject to the Company receiving a general release of claims, is (i) all earned base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 300% of the current base salary under the Howe Agreement and 200% of the current base salary under the Jenson Agreement, (iv) an amount equal to 300% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs under the Howe Agreement, and an amount equal to 200% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs under the Jenson Agreement, (v) prorated bonus for the fiscal year in which the termination occurs based on actual fiscal year results and (vi) any other unpaid benefits to which they are entitled under any plan, policy or program of the Company. In addition, all equity awards (other than PSUs) which are outstanding but unvested would vest. Payments under clauses (i)-(iv) would be made in a lump sum immediately following the Delay Period.

For PSU awards, unless provided otherwise in the applicable grant documents, upon the consummation of a change in control, the applicable performance period will be truncated, and a number of PSUs will become eligible to vest based on the degree of achievement of the applicable performance objectives as of the date of the change in control. The number of PSUs that were determined to be eligible to vest will be treated as unvested RSUs, and if assumed or substituted for by the acquiring or surviving entity in accordance with the terms of the definitive agreements relating to the change in control will convert into RSUs (or other compensatory arrangements) of equal value to be settled in cash or shares by the acquiring or surviving entity (or an affiliate of such entity), as applicable. In the event Mr. Howe or Mr. Jenson, as applicable, remains employed with the acquiring or surviving entity (or an affiliate of such entity), through the end of the original performance period, the RSUs (i.e., the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. If the RSU awards (i.e., the converted PSU awards) are not appropriately assumed or substituted by the acquiring or surviving entity (or an affiliate thereof), then such RSU awards will fully vest in accordance with the terms of the 2005 Plan.

In the event that Mr. Howe or Mr. Jenson is terminated without cause or resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Howe or Mr. Jenson would receive, in addition to any amounts they received for a without-cause or good-reason termination: (i) an amount equal to the value of all unvested equity that was forfeited upon termination, except PSUs, that would have vested on or prior to a termination without cause or for good reason following a change in control had he remained employed until the change in control using the value of the Company’s common stock implied by the change in control price of the stock, and (ii) an amount equal to the difference between what was actually paid with respect to PSUs and that which would have been paid had he remained employed through the date of the change in control. Additionally, Mr. Howe shall be entitled to a payment equal to 100% of his then current base salary and 100% of his average annual bonus for the two-year preceding the fiscal year in which the termination occurred. These payments shall be made on the later of the expiration of the Delay Period applicable to the actual termination or contemporaneously with the change in control (or within 10 days thereafter).

Severance Policy. Under the Severance Policy, benefits are due if Mr. Arra, Ms. Gupta or Mr. Jones is terminated by the Company without cause or resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the Severance Policy) within a two-year period following a change in control. Upon execution of a general release of claims against the Company which include one-year non-competition and non-solicitation restrictions, benefits paid would include: (i) 150% of the base salary, (ii) 150% of the average annual bonus for the two years preceding the fiscal year in which the termination occurs, (iii) a prorated bonus based on the actual fiscal year results for the fiscal year in which the termination occurs, and (iv) vesting of all equity award except for PSUs. Benefits under clauses (i) and (ii) and would be paid in a lump sum on the next regular payroll cycle following the expiration of the Delay Period; benefits under clause (iii) would be paid within 90 days after the end of the fiscal year in which the termination occurs, and benefits under clause (iv) would be processed within 30 days of the expiration of the Delay Period.

Regardless of whether Mr. Arra, Ms. Gupta or Mr. Jones is terminated, at the time of a change in control, the applicable performance period for PSUs will be truncated and that number of PSUs as determined by the degree of achievement of

Potential Payments Upon Termination or Change in Control

the performance objectives as of that time will be treated as unvested RSUs and if assumed or substituted by the acquiring or surviving entity will convert into RSUs of equal value to be settled in cash or shares by the acquiring or surviving entity. If the executive officer remains employed with the acquiring or surviving entity through the end of the applicable performance period, the PSU awards will become fully vested. Further, if within 24 months following a change in control, the executive officer’s employment is terminated without cause, he or she resigns for good reason, or he or she dies or becomes disabled, the PSU awards, to the extent unvested, will become fully vested.

Scott E. Howe

The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective March 31, 2021 for Scott E. Howe, our Chief Executive Officer.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control		Termination for Cause	Non-Renewal by the Company		Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control[1]		Death or Disability
Severance	-	$3,469,240	[2]	-	$3,469,240	[2]	-	$5,203,860	[3]	-
Cash Incentive Plan	-	$1,128,000	[4]	-	$1,128,000	[4]	-	$1,128,000	[4]	$1,128,000	[5]
SERP or Deferred Plan	-	-		-	-		-	-		-
Stock Options	-	-		-	-		-[6]	-		-
Restricted Stock Units	-	-		-	-		-[6]	$4,738,512	[7]	$4,738,512	[11]
Performance Stock Units	-	$4,076,004	[8]	-	$4,076,004	[8]	-[9]	$9,972,374	[10]	$4,076,004	[12]
Total	-	$8,673,244		-	$8,673,244		-	$21,042,746	[13]	$9,942,516	[14]

1.

Under his employment agreement, in the event his employment is terminated by the Company without cause or he resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, in addition to any amounts received for a without-cause or good-reason termination he would receive a supplemental payment equal to the value of what he would have received had he remained employed through the date of the change in control, payable upon the consummation of the change in control. In addition, Mr. Howe would be entitled to a payment equal to 100% of his then current base salary and average annual bonus for the preceding two years.

2.	Represents: 200% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
3.	Represents: 300% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
4.	Represents fiscal 2021 actual bonus.
5.

In the event of his death or disability, the terms of Mr. Howe’s employment agreement specify that he or his survivors will receive payment of any earned but unpaid bonus. This represents fiscal 2021 actual bonus.

6.

In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted by the successor corporation in the event of a change of control. The table assumes that no such acceleration will occur.

7.

If Mr. Howe’s employment is terminated within 24 months following a change in control by us without cause or by Mr. Howe for good reason, vesting of any unvested stock options or RSUs will be accelerated. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

8.

If Mr. Howe’s employment is terminated without cause or he resigns for good reason or his contract is not renewed by the Company, his employment agreement provides for prorated vesting of certain PSUs. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs eligible for acceleration that Mr. Howe held as of March 31, 2021. Note, however, that this amount may differ based on actual performance.

9.

The PSUs provide that on a change in control, the performance period will be truncated and the number of PSUs that are eligible to vest will be determined based on the degree of achievement of performance objectives applicable to such PSUs as of the change in control date. The number of PSUs that are eligible to vest will be treated as unvested RSUs, if appropriately assumed or substituted by an acquirer or successor entity (or an affiliate of such entity). In the event Mr. Howe remains employed with the acquirer through the end of the original performance period, the assumed RSUs (i.e. the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. These RSUs (i.e. the converted PSUs) would also vest on Mr. Howe’s death, permanent and total disability or involuntary termination without cause or resignation by Mr. Howe for good reason. In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur and does not include any value in respect of the assumed RSUs that would still be held.

10.

Please see Note 9. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs that Mr. Howe held as of March 31, 2021. Note, however, that this amount may differ based on actual performance and does not include any value in respect of the RSUs that would still be held.

11.

Six months after long-term disability payments commence all earned but unvested equity vests. Upon death, any earned but unvested equity immediately vests. At March 31, 2021, Mr. Howe did not hold any unvested stock options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    59

12.

In the case of death or disability, a prorated portion of his performance units will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period. The amount shown is calculated the same as in Note 8. However, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

13.

Under his employment agreement, if his total payments or benefits constitute “parachute payments” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments or benefits will be reduced to the greater of: (i) the largest portion of the payment or benefit that would not result in him being subject to the excise tax; or (ii) the entire payment or benefit less all applicable taxes computed at the highest marginal rate.

14.

In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, he would receive benefits under the Company’s life insurance plan or disability plan, as applicable.

Warren C. Jenson

The following table shows the potential payments under a hypothetical termination or a change in control of the Company as of March 31, 2021 for Warren C. Jenson, our President, CFO and Executive MD International.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control		Termination for Cause	Non-Renewal by the Company		Change in Control with no Termination		Termination without Cause or Resignation for Good Reason following a Change in Control[1]		Death or Disability
Severance	-	$2,627,400	[2]	-	$1,313,700	[3]	-		$2,627,400	[2]	-
Cash Incentive Plan	-	$850,000	[4]	-	$850,000	[4]	-		$850,000	[4]	$850,000	[5]
SERP or Deferred Plan	-	-		-	-		-		-		-
Stock Options	-	-		-	-		-	[6]	-		-
Restricted Stock Units	-	-		-	-		-	[6]	$5,686,722	[7]	$5,686,722	[11]
Performance Stock Units	-	$734,367	[8]	-	$734,367	[8]	-	[9]	$3,104,291	[10]	$734,367	[12]
Total	-	$4,211,767		-	$2,898,067		-		$12,268,413	[13]	$7,271,089	[14]

1.

Under his employment agreement, in the event his employment is terminated by the Company without cause or he resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, in addition to any amounts received for a without-cause or good-reason termination he would receive a supplemental payment equal to the value of what he would have received had he remained employed through the date of the change in control, payable upon the consummation of the change in control.

2.	Represents: 200% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
3.	Represents: 100% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
4.	Represents fiscal 2021 actual bonus.
5.

In the event of his death or disability, the terms of Mr. Jenson’s employment agreement specify he or his survivors will receive payment of any earned but unpaid bonus. This represents fiscal 2021 actual bonus.

6.

In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur.

7.

If Mr. Jenson’s employment is terminated within 24 months following a change in control by us without cause or by Mr. Jenson for good reason, vesting of any unvested stock options or RSUs will be accelerated. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

8.

If Mr. Jenson’s employment is terminated without cause or he resigns for good reason or his contract is not renewed by the Company, his employment agreement provides for prorated vesting of certain PSUs. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs eligible for acceleration that Mr. Jenson held as of March 31, 2021. Note, however, that this amount may differ based on actual performance.

9.

The PSUs provide that on a change in control, the performance period will be truncated and the number of PSUs that are eligible to vest will be determined based on the degree of achievement of performance objectives applicable to such PSUs as of the change in control date. The number of PSUs that are eligible to vest will be treated as unvested RSUs, if appropriately assumed or substituted by an acquirer or successor entity (or an affiliate of such entity). In the event Mr. Jenson remains employed with the acquirer through the end of the original performance period, the assumed RSUs (i.e. the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. These RSUs (i.e. the converted PSUs) would also vest on Mr. Jenson’s death, permanent and total disability or involuntary termination without cause or resignation by Mr. Jenson for good reason. In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur and does not include any value in respect of the assumed RSUs that would still be held.

10.

Please see Note 9. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs that Mr. Jenson held as of March 31, 2021. Note, however, that this amount may differ based on actual performance and does not include any value in respect of the RSUs that would still be held.

11.

Six months after long-term disability payments commence all earned but unvested equity vests. Upon death, any earned but unvested equity immediately vests. At March 31, 2021, Mr. Jenson did not hold any unvested stock options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

12.

In the case of death or disability, a prorated portion of his performance units will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period. The amount shown is calculated the same as in Note 8. However, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

Potential Payments Upon Termination or Change in Control

13.

Under his employment agreement, if his total payments or benefits constitute “parachute payments” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments or benefits will be reduced to the greater of: (i) the largest portion of the payment or benefit that would not result in him being subject to the excise tax; or (ii) the entire payment or benefit less all applicable taxes computed at the highest marginal rate.

14.

In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, he would receive benefits under the Company’s life insurance plan or disability plan, as applicable.

James F. Arra

The following table shows the potential payments under a hypothetical termination or a change in control of the Company as of March 31, 2021 for James F. Arra, President and Chief Commercial Officer.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause other than a Change in Control		Termination for Cause	Change in Control with no Termination		Termination without Cause or Resignation for Good Reason following a Change in Control		Death or Disability
Severance	-	$1,231,073	[1]	-	-		$1,846,610	[2]	-
Cash Incentive Plan	-	$813,804	[3]	-	-		$813,804	[3]	-
SERP or Deferred Plan	-	-		-	-		-		-
Stock Options	-	-		-	-		-		-
Restricted Stock Units	-	-		-	-	[4]	$5,039,156	[5]	$5,039,156	[6]
Performance Stock Units	-	$897,098	[7]	-	-	[8]	$2,855,371	[9]	$897,098	[10]
Total	-	$2,941,975		-	-		$10,554,941	[11]	$5,936,254	[12]

1.	Represents: 100% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
2.	Represents: 150% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
3.	Represents fiscal 2021 actual bonus.
4.

In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur.

5.

Represents accelerated vesting of all of Mr. Arra’s unvested RSUs. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

6.

Six months after long-term disability payments commence all earned but unvested RSUs vest. Upon death, any earned but unvested RSUs immediately vest. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

7.

If Mr. Arra’s employment is terminated without cause, the Severance Policy provides for prorated vesting of certain PSUs. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs eligible for acceleration that Mr. Arra held as of March 31, 2021. Note, however, that this amount may differ based on actual performance.

8.

Upon consummation of a change in control, the applicable performance period will be truncated, and a number of PSUs will become eligible to vest based on the degree of achievement of performance objectives as of the change in control date. Such eligible PSUs will be treated as unvested RSUs, and if appropriately assumed or substituted by the acquirer will convert into RSUs (or other arrangements) to be settled in cash or shares by the acquirer. In the event he remains employed with the acquirer through the end of the performance period, the assumed RSUs (i.e., the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. They would also vest on death, permanent and total disability or involuntary termination without cause or resignation for good reason within 24 months following a change in control. In general, the Company’s equity plans permit but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur and does not include any value in respect of the assumed RSUs that would still be held.

9.

The PSUs value was determined as described in notes 7 and 8. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs that Mr. Arra held as of March 31, 2021. Note, however, that this amount may differ based on actual performance and does not include any value in respect of the RSUs that would still be held.

10.

In the case of death or disability, a prorated portion of his performance units will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period. The amount shown is calculated the same as in Note 7. However, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11.

If the total payment to Mr. Arra under the Severance Policy constitutes a “parachute payment” under section 280G of the Code that would be subject to the excise tax imposed by Section 4999 of the Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

12.

In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, he would receive benefits under the Company’s life insurance plan or disability plan, as applicable.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    61

Anneka R. Gupta

The following table shows the potential payments under a hypothetical termination or a change in control of the Company as of March 31, 2021 for Anneka R. Gupta, President and Head of Products and Platforms.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause other than a Change in Control		Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control		Death or Disability
Severance	-	$816,545	[1]	-	-	$1,224,818	[2]	-
Cash Incentive Plan	-	$400,000	[3]	-	-	$400,000	[3]	-
SERP or Deferred Plan	-	-		-	-	-		-
Stock Options	-	-		-	-	-		-
Restricted Stock Units	-	-		-	-[4]	$5,049,999	[5]	$5,049,999	[6]
Performance Stock Units	-	$897,098	[7]	-	-[8]	$2,855,371	[9]	$897,098	[10]
Total	-	$2,113,643		-	-	$9,530,188	[11]	$5,947,097	[12]

1.	Represents: 100% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
2.	Represents: 150% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
3.	Represents fiscal 2021 actual bonus.
4.

In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur.

5.

Represents accelerated vesting of all of Ms. Gupta’s unvested RSUs. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

6.

Six months after long-term disability payments commence all earned but unvested RSUs vest. Upon death, any earned but unvested RSUs immediately vest. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

7.

If Ms. Gupta’s employment is terminated without cause, the Severance Policy provides for prorated vesting of certain PSUs. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs eligible for acceleration that Ms. Gupta held as of March 31, 2021. Note, however, that this amount may differ based on actual performance.

8.

Upon consummation of a change in control, the applicable performance period will be truncated, and a number of PSUs will become eligible to vest based on the degree of achievement of performance objectives as of the change in control date. Such eligible PSUs will be treated as unvested RSUs, and if appropriately assumed or substituted by the acquirer will convert into RSUs (or other arrangements) to be settled in cash or shares by the acquirer. In the event she remains employed with the acquirer through the end of the performance period, the assumed RSUs (i.e., the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. They would also vest on death, permanent and total disability or involuntary termination without cause or resignation for good reason within 24 months following a change in control. In general, the Company’s equity plans permit but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur and does not include any value in respect of the assumed RSUs that would still be held.

9.

The PSUs value was determined as described in notes 7 and 8. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs that Ms. Gupta held as of March 31, 2021. Note, however, that this amount may differ based on actual performance and does not include any value in respect of the RSUs that would still be held.

10.

In the case of death or disability, a prorated portion of her performance units will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period. The amount shown is calculated the same as in Note 7. However, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11.

If the total payment to Ms. Gupta under the Severance Policy constitutes a “parachute payment” under section 280G of the Code that would be subject to the excise tax imposed by Section 4999 of the Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

12.

In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, she would receive benefits under the Company’s life insurance plan or disability plan, as applicable.

Potential Payments Upon Termination or Change in Control

Jerry C. Jones

The following table shows the potential payments under a hypothetical termination or a change in control of the Company as of March 31, 2021 for Jerry C. Jones, EVP, Chief Ethics and Legal Officer.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause other than a Change in Control		Termination for Cause	Change in Control with no Termination		Termination without Cause or Resignation for Good Reason following a Change in Control		Death or Disability
Severance	-	$808,335	[1]	-	-		$1,212,503	[2]	-
Cash Incentive Plan	-	$415,000	[3]	-	-		$415,000	[3]	-
SERP or Deferred Plan	-	-		-	-		-		-
Stock Options	-	-		-	-	[4]	-		-
Restricted Stock Units	-	-		-	-	[4]	$2,141,503	[5]	$2,141,503	[6]
Performance Stock Units	-	$471,290	[7]	-	-	[8]	$1,620,939	[9]	$471,290	[10]
Total	-	$1,694,625		-	-		$5,389,945	[11]	$2,612,793	[12]

1.	Represents: 100% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
2.	Represents: 150% of i) base salary; and ii) average annual bonus for preceding two fiscal years.
3.	Represents fiscal 2021 actual bonus.
4.

In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur.

5.

Represents accelerated vesting of all of Mr. Jones’s unvested RSUs. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

6.

Six months after long-term disability payments commence all earned but unvested equity vests. Upon death, any earned but unvested RSUs immediately vest. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2021 ($51.88).

7.

If Mr. Jones’s employment is terminated without cause, the Severance Policy provides for prorated vesting of certain PSUs. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs eligible for acceleration that Mr. Jones held as of March 31, 2021. Note, however, that this amount may differ based on actual performance.

8.

Upon consummation of a change in control, the applicable performance period will be truncated, and a number of PSUs will become eligible to vest based on the degree of achievement of performance objectives as of the change in control date. Such eligible PSUs will be treated as unvested RSUs, and if appropriately assumed or substituted by the acquirer will convert into RSUs (or other arrangements) to be settled in cash or shares by the acquirer. In the event he remains employed with the acquirer through the end of the performance period, the assumed RSUs (i.e., the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. They would also vest on death, permanent and total disability or involuntary termination without cause or resignation for good reason within 24 months following a change in control. In general, the Company’s equity plans permit but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted for by the successor corporation in the event of a change in control. The table assumes that no such acceleration will occur and does not include any value in respect of the assumed RSUs that would still be held.

9.

The PSUs value was determined as described in notes 7 and 8. For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2021 ($51.88) by the target number of PSUs that Mr. Jones held as of March 31, 2021. Note, however, that this amount may differ based on actual performance and does not include any value in respect of the RSUs that would still be held.

10.

In the case of death or disability, a prorated portion of his performance units will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period. The amount shown is calculated the same as in Note 7. However, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11.

If the total payment to Mr. Jones under the Severance Policy constitutes a “parachute payment” under section 280G of the Code that would be subject to the excise tax imposed by Section 4999 of the Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

12.

In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, he would receive benefits under the Company’s life insurance plan or disability plan, as applicable.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    63

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of our CEO:

For fiscal 2021:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $145,797;

•	the annual total compensation of our CEO was $6,937,688; and

•

the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 48 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology.

1.

In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on March 31, 2021, whether employed on a full-time, part-time, seasonal or temporary basis (which consisted of 1,161 individuals on that date). We did not include any contractors or other non-employee workers in our employee population.

2.

As permitted by SEC rules, to identify our median employee, we selected “base pay,” which we calculated as annual base pay using a reasonable estimate of the hours worked during fiscal 2021 for hourly employees and using annual salary levels for our remaining employees for the 12-month period from April 1, 2020 through March 31, 2021.

3.	For this analysis, we annualized base pay for any employees who commenced work during fiscal 2021 and converted our international employees’ base pay to U.S. dollars using a standard conversion rate.

4.

Using this approach, we identified the individual at the median of our employee population, who was based in the United States. We then calculated the annual total compensation for this individual using the same methodology we used to calculate the amount reported for our CEO in the “Total” column of the Summary Compensation Table as set forth herein, which was $6,937,688.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Non-Employee Director Compensation

The Governance/Nominating Committee of the Board reviews and makes a recommendation to the full Board regarding the compensation to be paid to the non-employee directors each year. In the past fiscal year, the base annual retainer for each non-employee director, except for the Non-Executive Chairman of the Board, was $188,000, of which $128,000 was payable in Company common stock and $60,000 was payable in stock or cash at the election of each director. The base annual retainer for the Non-Executive Chairman of the Board during the past fiscal year was $300,000, of which $210,000 was payable in Company common stock and $90,000 was payable in stock or cash at the Chairman’s election. An additional $10,000 per committee was payable to each non-employee director for his or her service on the Audit/Finance, Compensation and Governance/Nominating Committees, payable in stock or cash at the election of each director. No additional compensation was paid for service on the Executive Committee. The chairs of the Audit/Finance, Compensation and Governance/Nominating Committees were paid an additional $25,000, $25,000, and $15,000, respectively, as compensation for their additional responsibilities as chairs, payable in stock or cash at each chair’s election.

Director fees are paid in arrears on a quarterly basis. The Company reimburses its outside directors for travel and other expenses directly incurred by them in connection with their service to the Company. The Company maintains a deferred compensation plan under which the directors may elect to defer receipt of their equity (but not cash) fees.

In February 2021, the Compensation Committee modified the non-employee director compensation program. Starting in Fiscal 2022, the non-employee director compensation program consists of a base annual retainer for each non-employee director, except for the Non-Executive Chairman of the Board, of $220,000, of which $160,000 will be payable in Company common stock and $60,000 will be payable in stock or cash at the election of each director. In Fiscal 2022, the base annual retainer for the Non-Executive Chairman of the Board will be $290,000, of which $200,000 will be payable in Company common stock and $90,000 will be payable in stock or cash at the Chairman’s election. An additional $10,000 per committee will be payable to each non-employee director for his or her service on the Audit/Finance, Compensation and Governance/Nominating Committees, payable in stock or cash at the election of each director. No additional compensation will be paid for service on the Executive Committee. The chairs of the Audit/Finance, Compensation and Governance/Nominating Committees will be paid an additional $20,000, $20,000, and $10,000, respectively, as compensation for their additional responsibilities as chairs, payable in stock or cash at each chair’s election.

The following table shows the compensation awarded in fiscal year 2021 to the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John L. Battelle	70,000	128,000	198,000
Timothy R. Cadogan	80,000	143,000	223,000
Vivian Chow	70,000	128,000	198,000
William T. Dillard II	0	99,000	99,000
Richard P. Fox	95,000	128,000	223,000
William J. Henderson	95,000	128,000	223,000
Clark M. Kokich	90,000	220,000	310,000
Kamakshi Sivaramakrishnan	0	47,000	47,000
Debora B. Tomlin	80,000	128,000	208,000

Board of Directors’ Stock Ownership Guidelines

The following guidelines have been adopted by the Board with respect to stock ownership:

To further align the interests of non-employee directors with the interests of the Company’s stockholders, each non-employee director is expected to acquire and retain shares of the Company’s common stock having a value equal to at least three times the total value of the non-employee director’s annual stock and cash retainer. Non-employee directors shall have five years from the date of election or appointment to attain such ownership levels. The Governance/Nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.

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For purposes of these guidelines, a non-employee director’s stock ownership shall include all shares of the Company’s common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan. The value of stock to be acquired by the Non-Executive Chairman of the Board need not be more than that of the other directors.

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company’s common stock on the director’s acquisition date. In the event the non-employee directors’ annual retainer increases, they have one year from the date of the increase to acquire any additional shares needed to meet these guidelines.

All current directors own stock in the Company, and each director who has served on the Board for five or more years has met or exceeded the ownership requirements.

Related-Party Transactions

The Audit/Finance Committee of the Board has the responsibility of reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations. As provided in that committee’s charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. Since the beginning of the Company’s past fiscal year, there were no reportable related-party transactions, and none are currently anticipated.

Stockholder Proposals

It is currently anticipated that the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) will be held on August 9, 2022. Stockholders who intend to present proposals at the 2022 Annual Meeting and who wish to have those proposals included in LiveRamp’s proxy statement for the 2022 Annual Meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 301 Main Street, 2nd Floor, Little Rock AR 72201 on or before February 25, 2022. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2022 Annual Meeting.

In addition, under LiveRamp’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2022 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement and form of proxy relating to the 2022 Annual Meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in LiveRamp’s bylaws) is received by the Company’s Corporate Secretary at the address specified above no earlier than May 12, 2022 and no later than June 11, 2022, to be considered timely. Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2022 Annual Meeting.

Expenses of Solicitation

LiveRamp will bear the expense of preparing and mailing the Proxy Statement and related materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties. We have retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies and provide related informational support, for a services fee, plus customary disbursements, which are not expected to exceed $30,000 in total.

Householding of Proxy Materials

If you and other LiveRamp stockholders share a mailing address, you may have received a single copy of LiveRamp’s notice of Internet availability of proxy materials and, if applicable, this Proxy Statement and the annual report. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it. Each stockholder will continue to receive a separate proxy card or voting instruction form.

If you would like to receive an extra copy of the annual report or this Proxy Statement, we will send a copy to you by mail upon request to the Corporate Secretary, 301 Main Street, 2nd Floor, Little Rock, AR 72201. Each document is also available in digital form for download or review in the “Investor Relations – Financial Information – Annual Reports & Proxies” section of our website at www.LiveRamp.com or at www.proxyvote.com.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

Other Matters

The Board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy. The materials referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Audit/Finance Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Catherine L. Hughes

Corporate Governance Officer & Secretary

June 25, 2021

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Appendix A

LIVERAMP HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of December 1, 2020

This LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “Plan”), previously known as the 2005 Stock Purchase Plan of LiveRamp Holdings, Inc. and the 2005 Stock Purchase Plan of Acxiom Corporation, was originally established by Acxiom Corporation (the predecessor of LiveRamp Holdings, Inc.) to be effective as of August 3, 2005, or at such later time as the Plan was approved by the stockholders of Acxiom Corporation. The Plan as restated herein shall be effective December 1, 2020, subject to approval by the stockholders of LiveRamp Holdings, Inc. (the “Company”), and shall supersede any prior versions of the Plan.

1. Purpose

The purposes of the Plan are to provide a method whereby employees of the Company or of any Qualified Subsidiary (as defined below), will have an opportunity to acquire a proprietary interest in the Company through the purchase of Shares (as defined below) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meeting of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 15 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Brokerage Account” shall be defined in accordance with Section 10.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, as currently in effect or as may be amended in the future.

(e) “Company” shall mean LiveRamp Holdings, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

(f) “Compensation” shall mean all base, straight-time gross earnings, commissions, and annual bonuses, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, and other compensation.

(g) “Effective Date” shall mean December 1, 2020, subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

(h) “Eligible Employee” shall mean an Employee of the Company or of a Qualified Subsidiary:

(i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code);

(ii) who is not an officer subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934;

(iii) whose customary employment is for at least twenty (20) hours per week; and

(iv) whose customary employment is for at least five (5) months in any calendar year.

For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding rights or options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, to the extent there is any Employee who is not paid on the Company’s regular payroll system, such Employee must be employed with the Company for two (2) years before becoming eligible to participate in the Plan. The preceding sentence is not intended, and should not be construed, to expand the definition of Employee beyond those individuals who render services for the Company within the meaning of Section 3401 of the Code. The Company may, from time to time, modify the definition of Eligible Employee, provided that such modification shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) thereof).

Appendix A

(i) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 340l(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(j) “Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows:

(i) Where the Shares are not purchased in the open market, the closing sales price per share of the Shares (or the closing bid price, if no such sales were reported) on the New York Stock Exchange or such stock exchange or other national market system on which the Shares are listed or traded.

(ii) Where the Shares are purchased in the open market, the average of the actual prices, if such actual prices vary, at which the Shares were purchased.

(iii) In the event that the foregoing valuation methods are not practicable, such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of such date.

(k) “Grant Date” shall mean the first day of each Offering Period.

(l) “Offering Period” shall mean, subject to Section 4, the six-month period commencing on the Grant Date and terminating on the Purchase Date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of the Plan.

(m) “Payroll Deduction Account” shall be defined in accordance with Section 7.

(n) “Participating Employee” shall mean an Employee who participates in the Plan.

(o) “Plan” shall mean this LiveRamp Holdings, Inc. Employee Stock Purchase Plan.

(p) “Purchase Date” shall mean the last day of each Offering Period. If the last day of any Offering Period falls on a day on which the New York Stock Exchange or the national stock exchanges are not open for trading, the Purchase Date shall be the trading day immediately preceding the last day. The timing of the Purchase Date may be changed pursuant to Section 4 of the Plan.

(q) “Purchase Price” shall mean an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Board or the Administrator) of the Fair Market Value of a Share on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Board or the Administrator) of the Fair Market Value of a Share on the Purchase Date.

(r) “Qualified Subsidiary” shall mean all Subsidiaries of the Company in existence as of the Effective Date or which may exist in the future. The Board or the Administrator may initiate or terminate the designation of a Subsidiary as a Qualified Subsidiary without the approval of the stockholders of the Company.

(s) “Shares” shall mean the common stock of the Company, $0.10 par value.

(t) “Subsidiary” shall mean any entity, domestic or foreign, of which not less than 50% of the voting rights are held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility

(a) Any Eligible Employee who is employed by the Company or a Qualified Subsidiary on the first day of any Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b) Each Employee who first becomes an Eligible Employee subsequent to the first day of a given Offering Period will be eligible to become a Participating Employee in the Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(c) No Eligible Employee shall be granted an option under the Plan to the extent that his or her rights to purchase Shares under all Code Section 423 employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

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(d) As provided under Treasury Regulation Section 1.421-l(h)(2), an employee on a leave of absence covered by the Family Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, or any similar statute or contract that provides for reemployment or continued employment rights will be deemed to be continuously employed for purposes of this Plan.

4. Offering Periods

The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. Subject to Section 20, Offering Periods shall be six months in duration, unless another period (not to exceed 27 months) is otherwise specified by the Administrator. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Dates with respect to future offerings without stockholder approval.

5. Participation

(a) An Eligible Employee may become a Participating Employee in the Plan as soon as administratively practicable following the completion of an enrollment form and the filing of such form with the Company.

(b) Payroll deductions or contributions for a Participating Employee shall commence on the first payroll following the first day of the Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless terminated sooner by the Participating Employee as provided in Section 11 hereof.

(c) During a leave of absence approved by the Company or a Subsidiary and as long as the requirements of Treasury Regulation Section 1.421-l(h)(2) are met, a Participating Employee may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participating Employee’s payroll deductions or contributions under the Plan for the pay day immediately preceding the first day of such Participating Employee’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-l(h)(2), the Participating Employee will automatically cease to participate in the Plan. In such an event, the Company will automatically cease to deduct the Participating Employee’s payroll under the Plan. The Company will pay to the Participating Employee his or her total payroll deductions for the Offering Period, in cash and in one lump sum, without interest, as soon as practicable after the Participating Employee ceases to participate in the Plan.

(d) A Participating Employee’s completion of an enrollment form will enroll such Participating Employee in the Plan for each successive and subsequent Offering Period on the terms contained therein until the Participating Employee either submits a new enrollment form, withdraws from participation under the Plan as provided in Section 11 hereof, or otherwise becomes ineligible to participate in the Plan.

6. Payroll Deductions and Contributions

(a) At the time a Participating Employee files his or her enrollment form, he or she shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than $25 and not more than $2,500 (or such other amounts as the Administrator may establish from time to time before a Grant Date) of such participant’s Compensation on each payday during the Offering Period.

(b) Where payroll deductions are not permitted in a country outside of the United States, a Participating Employee may elect to make contributions on each pay day during any Offering Period in an amount not less than the foreign equivalent of $25 and not more than $2,500 (or such other amounts as the Administrator may establish from time to time before a Grant Date) of such participant’s Compensation which he or she receives for the payroll period immediately preceding the relevant the Offering Period.

(c) All payroll deductions and contributions made for a Participating Employee shall be credited to his or her Payroll Deduction Account under the Plan. A Participating Employee may not make any additional payments into such account.

(d) A Participating Employee may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may decrease the rate of, or suspend, his or her payroll deductions or contributions during the Offering Period by completing a revised enrollment form authorizing such change and filing it with the Company. Such change will become effective as soon as administratively practicable following the date the Company receives the revised enrollment form, which may be during the subsequent Offering Period. An election to decrease payroll deductions or contributions shall be permitted no more than once during each Offering Period, however, a Participating Employee may submit a subsequent election to suspend such payroll deductions or contributions.

Appendix A

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participating Employee’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

(f) A Participating Employee may elect to increase his or her payroll deductions or contributions only with respect to subsequent Offering Periods. Such change will become effective as soon as administratively practicable following the last day of the Offering Period in which the Company receives the revised enrollment form.

(g) At the time the option is exercised, or at the time some or all of the Shares issued under the Plan are disposed of, the Participating Employee must make adequate provision for the Company’s or Subsidiary’s federal, national, state, local municipal, or other tax or Social Security withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or any Subsidiary may, but shall not be obligated to, withhold from the Participating Employee’s Compensation the amount necessary for the Company or the Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Shares by a Participating Employee.

7. Payroll Deduction Account

The Company shall establish a “Payroll Deduction Account” for each Participating Employee, and shall credit all payroll deductions and contributions made on behalf of each Participating Employee pursuant to Section 6 to his or her Payroll Deduction Account.

8. Grant of Option

On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of full Shares determined by dividing such Participating Employee’s payroll deductions accumulated on such Purchase Date and retained in the Participating Employee’s Payroll Deduction Account as of the Purchase Date by the applicable Purchase Price; provided, however, that in no event shall any Participating Employee purchase more than 2,500 Shares during an Offering Period. Exercise of the option shall occur as provided in Section 9 hereof, unless the Participating Employee has Withdrawn pursuant to Section 11 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

9. Exercise of Option

(a) By the Purchase Date, the Company shall cause a statement of the balance in each Participating Employee’s Payroll Deduction Account to be forwarded to the securities brokerage firm as set forth in Section 10 for purchase on his or her account of the number of Shares determined under subparagraphs (b) and (c) of this Section.

(b) Unless a Participating Employee Withdraws from the Plan as provided in Section 11 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of Shares shall be exercised automatically on the Purchase Date, and the maximum number of full Shares subject to the option shall be purchased for such Participating Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Shares may be purchased. Any amount that is insufficient for the purchase of full Shares shall remain in the Participating Employee’s Payroll Deduction Account, without any interest thereon, to be used toward the purchase of Shares on subsequent Purchase Dates. During a Participating Employee’s lifetime, a Participating Employee’s option to purchase Shares hereunder is exercisable only by him or her.

(c) If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Administrator shall allocate the available Shares among such Participating Employees in as uniform a manner as shall be practicable. The balance of the amount credited to the account of each Participating Employee which has not been applied to the purchase of Shares shall be paid to such Participating Employee in one lump sum in cash as soon as reasonably practicable after the Purchase Date, without any interest thereon.

10. Brokerage Accounts

By enrolling in the Plan, each Eligible Employee shall be deemed to have authorized the establishment of a “Brokerage Account” on his or her behalf at a securities brokerage firm to be selected from time to time by the Administrator. The Brokerage Account shall be governed by, and shall be subject to, the terms and conditions of this Plan and of a written

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agreement between the Company and the securities brokerage firm and, if applicable, the Participating Employee and the securities brokerage firm. As promptly as practicable after each Purchase Date on which a purchase of Shares occurs, the Company may arrange for the deposit into each Participating Employee’s Brokerage Account of the number of Shares purchased upon exercise of his or her option. Shares purchased on behalf of any Participating Employee pursuant to the Plan shall be held in the Participating Employee’s Brokerage Account in his or her name.

11. Withdrawal

(a) A Participating Employee may withdraw all but not less than all of the payroll deductions or contributions credited to his or her Payroll Deduction Account and not yet used to exercise his or her option under the Plan by giving written notice to the Company at least fifteen (15) days before the Purchase Date (“Withdraw” or “Withdrawal”). All of the Participating Employee’s payroll deductions or contributions credited to his or her account during the Offering Period shall be paid to such Participating Employee as soon as practicable after receipt of the notice of Withdrawal. Thereafter, such Participating Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participating Employee Withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of any succeeding Offering Periods unless the Participating Employee delivers to the Company a new enrollment form; provided, however, that any Eligible Employee who is deemed to be an “executive officer” of the Company as defined by Section 16b-3 of the Securities Exchange Act of 1934 shall not renew his or her participation in the Plan until at least six (6) months have elapsed since the date of Withdrawal.

(b) A Participating Employee’s Withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

12. Termination of Employment

Upon (i) a Participating Employee’s ceasing to be an Eligible Employee for any reason, including termination of employment, disability, or death, or (ii) a Participating Employee’s being granted a leave of absence and failing to return to active employment upon the expiration of his or her leave in accordance with the Company’s policy with respect to permitted absences, he or she shall be deemed to have elected to Withdraw from the Plan, the payroll deductions on behalf of the Participating Employee shall be discontinued, and any amounts credited to such Participating Employee’s Payroll Deduction Account during the Offering Period shall be paid to such Participating Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as reasonably practicable, and such Participating Employee’s option for the Offering Period shall be automatically terminated. A transfer of a Participating Employee’s employment between or among the Company and any Qualified Subsidiary shall not be treated as a termination of employment for purposes of the Plan.

13. Interest

No interest shall accrue on the payroll deductions or contributions of a Participating Employee in the Plan, unless required to accrue in a country outside of the United States.

14. Shares Subject to Plan

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall initially be made available for sale under the Plan shall be 426,481. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right may, in the sole discretion of the Administrator, become available for issuance under the Plan. The Shares subject to the Plan may be authorized but unissued Shares or reacquired Shares, bought on the market or otherwise.

(b) With respect to Shares subject to an option granted under the Plan, a Participating Employee shall not be deemed to be a stockholder of the Company, and the Participating Employee shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participating Employee or his or her nominee following exercise of the Participating Employee’s option. A Participating Employee shall have rights as a stockholder with respect to all Shares which are purchased under the Plan for such Participating Employee’s account.

Appendix A

15. Administration

(a) Unless otherwise provided by the Board, the Administrator shall be the Compensation Committee of the Board. The Administrator shall have the power to delegate to a subcommittee made up of Employees any of the administrative powers the Administrator is authorized to exercise, subject to applicable law, the rules and regulations of any stock exchange or market upon which the Company’s shares may be listed and/or traded, and such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested. The Administrator at its option may utilize the services of such other persons as are necessary to assist in the proper administration of the Plan. The Administrator may select a securities brokerage firm to assist with the purchase of the Shares and the maintenance of Brokerage Accounts for Participating Employees in the Plan. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company and its Qualified Subsidiaries; provided, however, that all sales commissions incurred upon sale by a Participating Employee of Shares out of his or her Brokerage Account shall be borne by the Participating Employee. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or such other persons as the Administrator deems necessary or appropriate to carry out its duties under the Plan. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons so employed by the Administrator.

16. Designation of Beneficiaries / Transferability

(a) A Participating Employee may file a written beneficiary designation naming those persons who are to receive any cash from the Participating Employee’s Payroll Deduction Account, together with any Shares and/or cash from the Participating Employee’s Brokerage Account, in the event of the Participating Employee’s death. If a Participating Employee is married and the designated beneficiary is not the Participating Employee’s spouse, spousal consent may be required for such designation to be effective.

(b) Neither payroll deductions credited to a Participating Employee’s Payroll Deduction Account nor any rights with regard to the exercise of an option or rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided by the Plan) by a Participating Employee. Shares acquired by a Participating Employee pursuant to the exercise of an option hereunder, however, are freely transferable.

17. Use of Funds

All funds received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such funds unless required to in a country outside of the United States.

18. Reports

Statements of account shall be provided to Participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price(s), and the number of Shares purchased.

19. Adjustments Upon Changes in Outstanding Shares on Capitalization, Merger, Consolidation or Corporate Reorganization

Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participating Employee may purchase each Offering Period (pursuant to Section 9), as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised, shall be automatically adjusted to give proper effect to any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    73

20. Amendment or Termination

(a) The Board or the Administrator may, in its discretion and, to the extent necessary or desirable, at any time, and from time to time, modify or amend the Plan in any respect, including, but not limited to,

(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, by setting the Purchase Price as an amount that is within the range of either 85% to 100% of the Fair Market Value of a Share on the Purchase Date, or 85% to 100% of the lesser of (x) the Fair Market Value of a Share on the Purchase Date, and (y) the Fair Market Value of a Share on the first day of the applicable Offering Period;

(ii) shortening or lengthening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the change in the Offering Period, provided, however, that no Offering Period shall be shorter than one month or longer than 27 months; and allocating Shares as provided in Section 9

(b). Such modifications or amendments shall not require stockholder approval or the consent of any Participating Employees, except that no amendment shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders’ meeting, if such amendment would:

(i) materially increase the benefits accruing to Participating Employees under the Plan;

(ii) increase the number of Shares which may be issued under the Plan (other than as permitted under Section 19 hereof); or

(iii) materially modify the requirements as to eligibility for participation under the Plan, except as allowed under Section 423(b)(4) of the Code.

(c) This Plan and all rights of Participating Employees hereunder may be terminated at any time by the Administrator or by the Board. Upon termination of the Plan, all payroll deductions and contributions shall cease and all amounts then credited to the Participating Employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participating Employees.

21. Participation by Foreign Employees

Notwithstanding Section 20 hereof, the Board shall have the authority to amend the Plan from time to time by adopting or modifying appendices that shall (a) contain such terms and conditions with respect to the operation of the Plan in one or more countries outside of the United States as are necessary or appropriate, as determined by the Administrator or the Board in its sole discretion, to bring the Plan into compliance with applicable law, tax policy or local custom, and (b) name those Employees, or describe those classes of Employees, who shall be deemed Eligible Employees from among those Employees who reside in the country or countries outside of the United States to which such appendix relates. Nothing contained in this Section 21 shall be deemed to grant the Administrator or the Board the authority to: (i) change the list of Qualified Subsidiaries or otherwise change the designation of corporations whose employees may be offered options under the Plan; (ii) change the class of securities issuable under the Plan; (iii) increase the aggregate number of Shares that may be sold pursuant to options granted under the Plan; or (iv) increase the maximum number of Shares subject to an Eligible Employee’s option pursuant to Section 3. Any such appendices adopted need not comply with the Code and associated regulations.

22. Notices

All notices or other communications by a Participating Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions to Issuance of Shares / Dividends

Certificates for whole Shares purchased hereunder shall be issued as soon as practicable following a Participating Employee’s written request, for which a reasonable charge may be made. Any cash dividends payable on Shares held in a Participating Employee’s Brokerage Account will be used to purchase additional Shares unless otherwise directed by the Participant.

Appendix A

24. Term of Plan

The Plan shall become effective on the Effective Date and shall remain in effect until the date that Participants become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase under the Plan in accordance with Section 9(c), unless sooner terminated under Section 20.

25. Equal Rights and Privileges.

All Eligible Employees of the Company (or of any Qualified Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Code Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Code Section 423 or applicable Treasury Regulations.

26. No Employment Rights

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participating Employee) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participating Employee) at any time, with or without cause.

27. Governing Law

The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

LiveRamp Holdings, Inc. Notice of 2021 Annual Meeting and Proxy Statement    75

LIVERAMP HOLDINGS, INC. 225 BUSH STREET, 17TH FLOOR SAN FRANCISCO, CA 94104

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the cut-off date* or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RAMP2021

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the cut-off date* or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

*Voting instructions submitted by participants in the LiveRamp Holdings, Inc. Retirement Savings Plan must be received by Newport no later than 8:59 p.m. Pacific Time on August 5, 2021. Plan participants will not be permitted to vote during the Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56422-P57887-Z80251 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVERAMP HOLDINGS, INC.
The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. John L. Battelle	☐	☐	☐

	1b. Debora B. Tomlin	☐	☐	☐

	1c. Omar Tawakol	☐	☐	☐

		For	Against	Abstain
2.	Approval of amendment and restatement of the LiveRamp Holdings, Inc. Employee Stock Purchase Plan.	☐	☐	☐
3.	Advisory (non-binding) vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐
4.	Ratification of KPMG LLP as the Company’s independent registered public accountant for Fiscal Year 2022.	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D56423-P57887-Z80251

Proxy                                                                                      LIVERAMP HOLDINGS, INC.                                                     Proxy

This proxy is solicited by the Board of Directors

For the Annual Meeting of Stockholders

to be held on August 10, 2021

The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of LiveRamp Holdings, Inc. held of record by the undersigned on June 14, 2021, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/RAMP2021 at 11:30 a.m. Pacific Time on August 10, 2021, or any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

If the undersigned is a participant in the LiveRamp Holdings, Inc. Retirement Savings Plan (“the Plan”) with balances in the LiveRamp Stock Fund, the undersigned hereby instructs Newport Trust Company, as named fiduciary and investment manager for the LiveRamp Stock Fund under the Plan, to vote all shares of LiveRamp common stock credited to the Plan account of the undersigned at the Annual Meeting of Stockholders to be held on August 10, 2021, or any postponements or adjournments thereof. The shares credited to the Plan account of the undersigned will be voted in the manner directed herein. THIS VOTING INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED NO LATER THAN 8:59 P.M. PACIFIC TIME ON AUGUST 5, 2021. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED, NEWPORT TRUST COMPANY WILL VOTE THESE SHARES IN ITS OWN DISCRETION.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE